Exhibit 10.39

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amended and Restated Collaboration Agreement
By and Between
Amgen Inc.
and
Novartis Pharma AG
Dated
June 2, 2021

2017774574-009
2" = "2" "169527475" "" 169527475

Table of Contents

Schedules

Schedule 1 - Amgen Patents
Schedule 2 - Cap
Schedule 3 - Amgen HCP Communication
Schedule 4 - Specified Patent
Schedule 5 - Transition Services Agreement
Schedule 6 - Calculation of Sales Force Costs
Schedule 7 - FTE Rates

Amended and Restated Collaboration Agreement

Preamble
This Amended and Restated Collaboration Agreement (this “Agreement”), effective as of June 2, 2021 (the “Restated Effective Date”), is by and between Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, U.S.A. (“Amgen”), and Novartis Pharma AG, a Swiss company having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”). Amgen and Novartis are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
WHEREAS, Amgen and Novartis are parties to that certain Exclusive License and Collaboration Agreement, dated as of August 28, 2015, pursuant to which (i) the Parties are Developing the Product (as defined below) globally, and (ii) Amgen granted to Novartis and Novartis obtained from Amgen, certain license rights to commercialize the Product outside the United States, Canada and Japan (the “Global Agreement”); and
WHEREAS, Amgen and Novartis are parties to that certain Collaboration Agreement, dated as of April 21, 2017 (the “Original Effective Date”), as amended March 20, 2018 and August 19, 2020 (as amended, the “Original US Agreement”), pursuant to which the Parties are collaborating with respect to the Commercialization of and Medical Affairs Activities (each as defined below) with respect to the Product in the Field in the United States (each as defined below);
WHEREAS, Amgen and Novartis now desire to amend and restate the Original US Agreement to transition the Commercialization and performance Medical Affairs Activities with respect to the Product in the Field in the United States to be conducted solely by Amgen in accordance with the terms and conditions hereof; and
WHEREAS, simultaneously herewith, the Parties are entering into a Letter Agreement in respect of certain clarifications to the Global Agreement resulting from entry into this Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.Definitions
Capitalized terms herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Global Agreement; provided that any references to “Licensed Product” in any such definition shall, for purposes of this Agreement, mean the Product.
1.1 [***]
1.2“Adjusted Cap” has the meaning set forth in Section 8.6.2.3(e).

1.3“Agreement” has the meaning set forth in the Preamble.
1.4“Alliance Managers” has the meaning set forth in Section 2.6 (Alliance Managers).
1.5“Amgen” has the meaning set forth in the Preamble.
1.6“Amgen Assumed Item” has the meaning set forth in Section 9.2.3 (Amgen Secondary Prosecution).
1.7 “Amgen Headquarter Marketing FTE Costs” means the Costs for Amgen’s headquarter marketing FTEs working with respect to the Product in a Calendar Year, calculated at the applicable FTE Rate, [***]
1.8[***]
1.9[***]
1.10“Amgen Housemarks” means (i) the corporate logo of Amgen, (ii) the trademark “Amgen”, (iii) any other trademark, trade name or service mark (whether registered or unregistered) containing the word “Amgen”, and (iv) any other trademark or service mark associated with goods or services of Amgen or its Affiliates, but excluding the Amgen Product Trademarks, Novartis Housemarks and trademarks, trade names or service marks associated with goods or services outside the scope of this Agreement; and all intellectual property rights residing in any of the foregoing.
1.11“Amgen Indemnitees” has the meaning set forth in Section 13.2 (Indemnification by Novartis).
1.12“Amgen Know-How” means, with respect to the Product, Information Controlled by Amgen or its Affiliates (including Amgen Development Data), as of the Original Effective Date or thereafter during the Term, that is [*] for Novartis to conduct Medical Affairs Activities with respect to or Commercialize the Product in the Field in the United States.
1.13“Amgen Patents” means, with respect to the Product, those patents and patent applications set forth on the Amgen Patent Schedule, as well as any continuation, divisional, substitution, continuation-in-part, reissue, reexamination, provisional and converted provisional application thereof, as well as any Patent in the United States Controlled by Amgen or its Affiliates on or after the Original Effective Date (including an interest in a patent or Joint Patent pursuant to Section 9.1 (Ownership and Cooperation)) that (i) would (absent the licenses granted herein) be infringed by the Commercialization of, or the conduct of Medical Affairs Activities with respect to, the Product in the Field in the United States or (ii) would be [*] for the Commercialization of, or the conduct of Medical Affairs Activities with respect to, the Product in the Field in the United States. For purposes of determining whether a patent application falls within clause (i) of this definition, a patent application shall be considered “infringed” if its pending claims would be infringed if issued as then currently set forth in the patent application.
1.14“Amgen Patent Schedule” means the schedule of Amgen Patents attached hereto as Schedule 1, which may be updated by Amgen from time to time upon reasonable notice to Novartis.

1.15“Amgen Product Trademarks” means, with respect to the Product, any trademark rights Controlled or adopted by Amgen or its Affiliates on or after the Original Effective Date for use with the Product in the Field in the United States (not including any Housemarks and not including any such marks to the extent such marks would conflict with any right of any Third Party).
1.16“Amgen Technology” means (i) the Amgen Know-How and (ii) the Amgen Patents.
1.17“Amgen Territory” means (i) during the term of the Global Agreement, Japan and any other country removed from the Territory (as defined in the Global Agreement) in accordance with the terms of the Global Agreement, and (ii) from and after the expiration or earlier termination of the Global Agreement, worldwide other than the United States.
1.18“Amgen Territory Patents and Trademarks” has the meaning set forth in Section 9.3.2 (Amgen Territory Patents and Trademarks).
1.19[***]
1.20“Biennial Cap Adjustment” has the meaning set forth in Section 8.6.2.3.
1.21“Biosimilar Product” means, with respect to the Product in the United States, after Regulatory Approval of the Product in the United States, any other biological product designated for human use which (i) contains the same principal molecular structural features as (but not necessarily all of the same structural features as) the Product, (ii) has a purity, potency and safety profile that has no clinically meaningful difference from the purity, potency and safety profile of the Product, (iii) is approved for use pursuant to a regulatory approval process in the United States that is based on reliance, at least in part, on the Product, whether or not such regulatory approval was based upon data generated by either Party filed with the applicable Governmental Authority in the United States or was obtained using an abbreviated, expedited or other process, and (iv) is sold in the United States by any Third Party.
1.22“Cap” means, on a Calendar Year-by-Calendar Year basis, the maximum aggregate amount of Commercialization Costs shared by the Parties in such Calendar Year in accordance with Section 8.6.1.5(b), as calculated pursuant to Section 8.6.2 and subject to the Biennial Cap Adjustment.
1.23“Cap Schedule” means the schedule illustrating the methodology for calculating the Cap, Cap Discount Factor and Biennial Cap Adjustment, attached hereto as Schedule 2, which may be updated from time to time in accordance with Section 8.6.2.3.
1.24“Cap Discount Factor” has the meaning set forth in Section 8.6.2.2.
1.25“CIA” means a corporate integrity agreement or similar arrangement entered into between a Party and a Governmental Authority in the United States.
1.26“Claims” has the meaning set forth in Section 13.2 (Indemnification by Novartis).
1.27“CMC” means, for a given product, the chemistry, manufacturing and controls for such product, as submitted to or specified by the FDA.

1.28“CMC Core Dossier” has the meaning set forth in Section 6.3 (Responsibility for Regulatory Filings with Respect to Manufacturing; Inspections of Manufacturing Facilities).
1.29“Commercialization Costs” means all Costs incurred by Amgen and its Affiliates during the Term in connection with Commercialization activities undertaken hereunder in a manner consistent with the applicable United States Brand Plan, including without limitation, (i) selling expenses, or other direct and indirect costs and expenses associated with marketing of the Product for Commercialization in the Field in the United States, including Sales Force Costs calculated in accordance with Section 8.6.6 (Calculation of Sales Force Costs); (ii) costs for preparing and reproducing Detailing aids, Product promotional materials and other promotional materials, costs of professional education, product related public relations, relationships with opinion leaders and professional societies, market research (before and after Regulatory Approval for the Product in the United States, but excluding research relating to product naming), healthcare economics studies and other similar activities directly related to the Product; and (iii) the cost of activities related to obtaining market access, reimbursement from payers, costs of sales and marketing data, costs associated with training of the sales representatives incurred in accordance with Section 5.3 (Training), sales meetings, samples, sales call reporting, work on managed care accounts, costs related to customer service and other sales and customer service-related expenses; in each case ((i) through (iii)) to the extent [***]. Such costs may also include actual out-of-pocket costs for outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.). Commercialization Costs excludes the Costs of activities that promote Amgen’s therapeutic franchise or business as a whole, except to the extent a portion of such Costs is reasonably allocated to the Product in accordance with Amgen’s cost accounting policies, as consistently applied across Amgen’s entire portfolio and [***].  For the avoidance of doubt, Commercialization Costs shall exclude Medical Affairs Activities Costs, Novartis Headquarter Marketing FTE Costs and Amgen Headquarter Marketing FTE Costs.
1.30“Commercialize” means any and all processes and activities conducted to establish and maintain sales for the Product, including to market, advertise, promote, import, export, offer to sell (including pricing and reimbursement activities), Detail, and/or sell the Product and/or conduct other commercialization activities, and “Commercialization” shall have the correlative meaning with respect to such activities; provided, however, that Commercialize shall exclude Medical Affairs Activities and Development and Manufacturing activities (including Manufacturing activities related to Commercialization).
1.31“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by Amgen with respect to any objective under this Agreement, reasonable, diligent, good-faith efforts to accomplish such objective as [***] would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that, with respect to the Manufacture, conduct of Medical Affairs Activities with respect to, and Commercialization of the Product, such efforts shall be substantially equivalent to those efforts and resources commonly used by [***] for a product owned by it or to which it has rights, which product is of similar market and economic potential as the Product, and at a similar stage in its Development or product life as the Product, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of Regulatory Approval given the regulatory structure involved, the profitability, and other relevant factors commonly considered in similar circumstances, in any event exercising reasonable business judgment.  It is anticipated that the level of effort may change over time, reflecting changes in the status of the aforementioned attributes and potential of the Product.
1.32“Confidential Information” has the meaning set forth in Section 10.1 (Confidentiality; Exceptions).
1.33“Contract Interest Rate” means [***] annually plus the [***] day U.S. Dollar LIBOR or SOFR rate, as applicable, effective for the date that payment was due, as published by The Wall Street Journal, Eastern U.S. Edition, on the date such payment was due (or, if unavailable on such date, the first date thereafter on which such rate is available), or, if lower, the maximum rate permitted by Law.
1.34“Control” means, with respect to any Information or intellectual property, that the applicable Party or any of its Affiliates owns or has a license to such Information or intellectual property and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such Information or intellectual property as set forth herein without violating the terms of any agreement with any Third Party as of the time such Party would first be required hereunder to grant such access and license or sublicense, or requiring any payment (whether or not then due and payable) unless the other Party agrees in writing to be responsible for its share of such payments hereunder or it is subject to Section 8.7 (Sublicense Payments).
1.35“Copyright” means all right, title and interest in and to all copyrightable works and any copyright registration or corresponding legal right, other than copyrights included under Trademarks.
1.36“Costs” means both internal and external costs and expenses (including the cost of allocated FTEs at the applicable FTE Rate).
1.37“Detail” means an interactive, one-on-one, meeting (via face-to-face, teleconference, or videoconference) in an individual or group practice setting, between one or more healthcare professionals having prescribing authority and one Amgen (or its Affiliate’s) sales representative during which uses, safety, effectiveness, contraindications, side effects, warnings or other relevant characteristics of the Product are discussed in an effort to increase prescribing preferences of the Product for its approved uses. Details will not include (i) activities conducted by medical support staff (such as Medical Liaisons) or (ii) unless the Parties otherwise mutually agree in writing, activities conducted at conventions or similar gatherings and activities performed by market development specialists, managed care account directors and other personnel not performing interactive sales calls or not specifically trained with respect to a pharmaceutical product. When used as a verb, “Detail” or “Detailing” shall mean to engage in a Detail.
1.38“Development Lead” has the meaning set forth in Section 4.1 (Responsibility for Development).
1.39[***]
1.40“Field” means any and all uses for the diagnosis, prevention or treatment of any disease or condition in all indications in humans.

1.41“First Commercial Sale” means, with respect to the Product, the first sale in the United States to a Third Party of the Product by or under the authority of the Parties or their Affiliates or sublicensees after receipt of Regulatory Approval for the Product in the United States, which occurred on May 17, 2018. Sales for clinical study purposes or compassionate, named patient or similar use shall not constitute a First Commercial Sale.
1.42“First Position Detail” means a Detail in which the applicable pharmaceutical product is Detailed before any other product and/or the predominant portion of time is devoted to the Detailing of such pharmaceutical product.
1.43“First Position Detail Equivalent Basis” has the meaning set forth in Section 8.6.6 (Calculation of Sales Force Costs).
1.44“Force Majeure” has the meaning set forth in Section 15.7 (Force Majeure).
1.45“FTE” means a full-time equivalent person (i.e., one fully-dedicated or multiple partially-dedicated employees aggregating to one full-time employee employed or contracted by Amgen based upon a total of [***] per year undertaken in connection with the conduct of Commercialization in a manner consistent with activities contemplated under the United States Brand Plan, or other activities, including Medical Affairs Activities, in accordance with the Development Plan). Overtime, and work on weekends, holidays and the like [***] be counted [***] toward the number of hours that are used to calculate the FTE contribution.
1.46“FTE Rate” means the rates agreed by the Parties in writing as of the Restated Effective Date as set forth on Schedule 7 with respect to FTEs , each per FTE per year (as of the Restated Effective Date), increasing by [***] of the then-current FTE Rate on [***] and each subsequent Calendar Year; provided, that Amgen’s contract sales force costs shall (i) be Amgen’s actual pass-through cost and (ii) in no event exceed amounts equal to the Sales Force Costs calculated in accordance with Section 8.6.6 (Calculation of Sales Force Costs) (i.e., contract sales force costs for a contract sales representative shall in no event exceed the costs associated with a sales representative in Amgen’s internal sales force).
1.47“Global Agreement” has the meaning set forth in the Recitals.
1.48“Global Brand Plan” means, with respect to the Product, the strategic and high-level tactical, cross-functional Commercialization plan jointly developed by Amgen and Novartis (including through the JSC) for the Product, including the Global Payer Plan and Global Pricing Policy.
1.49“Global Payer Plan” means, with respect to the Product, the global plan for the Product jointly prepared by Amgen and Novartis (including through the JSC) that sets forth the strategic direction, positioning, value proposition, [***], value evidence generation plan, economic modeling strategy and reimbursement for the Product.
1.50“Global Pricing Policy” means, with respect to the Product, the global plan for the Product jointly prepared by Amgen and Novartis (including through the JSC) that sets forth, globally and by region, the [***] target population and [***] target for the Product.
1.51“Governmental Authority” means any government administrative agency, commission or other governmental authority, body or instrumentality, or any federal, state, local, domestic or foreign governmental regulatory body.

1.52“Housemark Transition Period” has the meaning set forth in Section 3.5.1.
1.53“Housemarks” means the Novartis Housemarks or the Amgen Housemarks, as the case may be.
1.54“IND” means an Investigational New Drug Application as defined in applicable regulations promulgated by the FDA and filed with the FDA for human clinical testing of a drug.
1.55“Indemnified Party” has the meaning set forth in Section 13.4 (Claim for Indemnification).
1.56“Indemnifying Party” has the meaning set forth in Section 13.4 (Claim for Indemnification).
1.57“Joint Patent” means any invention, patent or patent application jointly owned by the Parties pursuant to Section 9.1 (Ownership and Cooperation).
1.58“Joint Project Team” or “JPT” has the meaning set forth in Section 2.3.2 (Joint Project Teams).
1.59“JSC” means the Joint Steering Committee under the Global Agreement established pursuant to Article 3 (Collaboration Scope and Governance) of the Global Agreement.
1.60“Liability” has the meaning set forth in Section 13.1 (Sharing of Liability Expenses).
1.61[***]
1.62“Losses” has the meaning set forth in Section 13.2 (Indemnification by Novartis).
1.63“MA” or “Marketing Authorization” means an MAA that has been approved by the applicable Governmental Authority to market the Product in the United States.
1.64 “MAA” means a BLA in the United States.
1.65“Manufacturing Lead” has the meaning set forth in Section 6.1 (Responsibility for Manufacturing).
1.66“Material Safety Issue” means a Party’s good faith belief that, after reviewing applicable safety data and other relevant safety factors, the Product should not [***].
1.67“Medical Affairs Activities” means, design, strategies, oversight and implementation of activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further clinical studies regarding, the Product, as established by Amgen’s internal policies and procedures and approved by the JSC, which includes by way of example: (i) activities of Medical Liaisons; (ii) grants to support continuing independent medical education (including independent symposia and congresses); and (iii) development, publication and dissemination of scientific and clinical information in support of an approved indication for the Product, as well as medical information services (and the content thereof) provided in response to inquiries communicated via the sales representatives or other external-facing representatives or received by letter, phone call or email or other means of communication.

1.68“Medical Affairs Activities Costs” means Costs incurred by Amgen and its Affiliates during the Term and pursuant to this Agreement associated with Medical Affairs Activities in the United States to the extent incurred in accordance with the applicable Development Budget. For the avoidance of doubt, Medical Affairs Activities Costs shall be included in Development Costs.
1.69“Medical Liaisons” means those health care professionals employed or engaged by Amgen with sufficient health care experience to engage in in-depth dialogues with physicians regarding medical issues associated with the Product, and are not sales representatives or otherwise engaged in direct selling or promotion of the Product.
1.70“MSL Cap” has the meaning set forth in Section 8.6.1.3.
1.71“Net Sales” means with respect to a given period and the Product, the gross invoiced sales for the Product sold by or on behalf of Amgen or any of its Affiliates or sublicensees hereunder in the United States for use in the United States to Third Parties other than sublicensees in bona fide, arms-length transactions, less the following charges or expenses as recorded on an accrual basis, as determined in accordance with Amgen’s Accounting Standards as consistently applied:
(i)    normal trade and cash discounts allowed and taken by the Third Party;
(ii)    amounts repaid or credited by reasons of defects, rejections, Recalls or returns;
(iii)    rebates and chargebacks to customers and managed healthcare organizations, federal, state, provincial, local and other governments, their agencies and purchasers and reimbursers and similar Third Parties (including, without limitation, [***]);
(iv)    any amounts recorded in gross revenue associated with goods provided to customers for free;
(v)    amounts provided or credited to customers through coupons and other discount programs;
(vi)    delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;
(vii)    fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information);
(viii)    sales taxes (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and [***] imposed upon the sale of the Product to Third Parties; and
(ix) following such deductions in (i) through (viii) above, less a deduction of [***] for direct expenses related to the sales of the Product, distribution and warehousing expenses, and uncollectible amounts on previously sold products.

In addition, (a) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party and sales between or among Amgen and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales; (b) if the Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Amgen’s Accounting Standards are met; and (c) in the event that the Product is sold in the United States together with one or more other therapeutically active ingredients or therapies not constituting the Product for a single price (regardless of their packaging) (a “Combination Product”), the Product shall be deemed to be sold in the United States for an amount equal to the product of (i) the price at which the Combination Product was sold in the United States and (ii) the fraction A/(A+B), where A is the weighted (by sales volume) average sale price in the United States during the applicable reporting period of the Product when sold alone, and B is the weighted average sale price (by sales volume) in the United States during the applicable reporting period of each other therapeutically active ingredient or therapy included in the Combination Product when sold alone. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages of the Product or other therapeutically active ingredients or therapies than those that are included in the Combination Product, then Amgen shall be entitled to make a proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination Product. If the weighted average sale price cannot be determined for the Product or other therapeutically active ingredients or therapies, the calculation of Net Sales for Combination Products will be agreed by the Parties based on the relative fair market value contributed by each component (each Party’s agreement not to be unreasonably withheld or delayed).
Any disposal of Product at no charge for, or use of the Product without charge in, clinical or preclinical trials shall not be included in Net Sales.
1.72“Non-Promotional Materials” means all written materials relating to the Product or Product indication under development, including technology related thereto, that are not considered Promotional Materials and are intended for use with an external audience to appropriately inform through scientific exchange the public or healthcare community regarding the Product or an indication under development therefor or disease awareness materials relating to the applicable therapeutic area in the Field. Such materials include scientific congress booth materials, media communications, Medical Affairs Activities materials and similar documents, but exclude materials described in Section 10.4 (Terms and Conditions Confidential) hereof and Section 11.6 (Publications and Presentations) of the Global Agreement.
1.73“Non-Specialty Targets” means those physicians and nurse practitioners, other than Specialty Targets, that are reasonably expected to treat patients for migraine headaches or other approved indications of the Product for Detailing the Product, which list may include: (i) primary care physicians and nurse practitioners and (ii) physicians and nurse practitioners practicing in the area [***].
1.74“Novartis” has the meaning set forth in the Preamble.
1.75“Novartis Branded Materials” has the meaning set forth in Section 3.4.1.

1.76“Novartis Group” has the meaning set forth in Section 11.2.3.
1.77“Novartis Housemarks” means (i) the corporate logo of Novartis, (ii) the trademark “Novartis”, (iii) any other trademark, trade name or service mark (whether registered or unregistered) containing the word “Novartis”, and (iv) any other trademark or service mark associated with goods or services of Novartis or its Affiliates, but excluding the Amgen Product Trademarks, Amgen Housemarks and trademarks, trade names or service marks associated with goods or services outside the scope of this Agreement; and all intellectual property rights residing in any of the foregoing.
1.78“Novartis Indemnitees” has the meaning set forth in Section 13.3 (Indemnification by Amgen).
1.79“Novartis Know-How” means, with respect to the Product, Information Controlled, as of the Original Effective Date or thereafter during the Term, by Novartis or its Affiliates (including Novartis Development Data) that is a Novartis Improvement or is [***] for Amgen to conduct Medical Affairs Activities with respect to or Commercialize the Product within the United States in the Field or Manufacture the Product within or outside the United States in the Field.
1.80“Novartis Headquarter Marketing FTE Costs” means the Costs for Novartis’s headquarter marketing FTE working with respect to the Product [***] calculated at the applicable FTE Rate, [***]
1.81“Novartis Patents” means, with respect to the Product, Patents Controlled by Novartis or its Affiliates on or after the Original Effective Date (including an interest in a patent or Joint Patent pursuant to Section 9.1 (Ownership and Cooperation)) that Cover the Product or a Novartis Improvement that (i) would (absent the licenses granted herein) be infringed by the conduct of Medical Affairs Activities with respect to, Manufacture or Commercialization of the Product in the Field or (ii) would be [***] for the conduct of Medical Affairs Activities with respect to or Commercialization of the Product within the United States in the Field or Manufacture the Product within or outside the United States in the Field. For purposes of determining whether a patent application falls within clause (i) of this definition, a patent application shall be considered “infringed” if its pending claims would be infringed if issued as then currently set forth in the patent application.
1.82[***]
1.83“Novartis Technology” means (i) the Novartis Know-How and (ii) the Novartis Patents.
1.84“Novartis Transitional Commercialization Activities” has the meaning set forth in Section 2.9.3.
1.85“Novartis Transitional Medical Affairs Activities” has the meaning set forth in Section 2.9.3.
1.86“Obligations” has the meaning set forth in Section 11.2.3.
1.87“Original Effective Date” has the meaning set forth in the Recitals.
1.88“Original US Agreement” has the meaning set forth in the Recitals.

1.89“Other Costs” means (i) Costs incurred by a Party and its Affiliates in the prosecution and maintenance of Patents and Trademarks pursuant to Section 9.2 (Prosecution and Maintenance); (ii) Costs incurred by a Party and its Affiliates in the defense and settlement of infringement and other suits pursuant to Section 9.3 (Defense and Settlement of Third Party Claims); (iii) Costs incurred by a Party and its Affiliates in enforcing Patents and Trademarks pursuant to Sections 9.4.2 (Amgen Primary Enforcement), 9.4.4 (Novartis Primary Enforcement and 9.4.5 (Amgen Secondary Enforcement); (iv) subject to Section 8.7 (Sublicense Payments), Third Party license fees, milestones, royalties or other payments owed with respect to the Product (or its components, including devices) in the United States or uses thereof (or its components, including devices), on intellectual property (other than [***]) related to the Product (or its components, including devices) that is licensed by either Party after the Original Effective Date; (v) subject to Sections [***] and 8.7 (Sublicense Payments), Third Party license fees, milestones, royalties or other payments owed with respect to [***] of the Product for the United States that is licensed by either Party after the Original Effective Date, including with respect to [***]; and (vi) Costs incurred by the Parties pursuant to Section 13.1 (Sharing of Liability Expenses).
1.90“OSE Costs” means Commercialization Costs excluding Sales Force Costs.
1.91“Party” or “Parties” has the meaning set forth in the Preamble.
1.92“Party Representatives” has the meaning set forth in Section 11.5.2.
1.93 “Product” means Amgen’s proprietary monoclonal antibody against calcitonin gene-related peptide (CGRP) receptor, known as AMG 334 or erenumab.
1.94“Program Costs” means, with respect to the Product in the United States for any Calendar Quarter, the following expenses that are incurred by a Party and any of its Affiliates: (i) Commercialization Costs; (ii) Amgen Headquarter Marketing FTE Costs; (iii) Novartis Headquarter Marketing FTE Costs; and (iv) Other Costs; provided that, in clause (i) above such costs shall be included within “Program Costs” for the Product to the extent consistent with the applicable United States Brand Plan.  The components of Program Costs shall be calculated in accordance with the applicable definition thereof and the applicable terms of this Agreement.  Development Costs (including Medical Affairs Activities Costs) are not included in Program Costs and vice versa.  If any cost or expense is directly attributable or reasonably allocable to more than one activity, such cost or expense shall only be counted as Program Costs with respect to one of those activities.
1.95“Promotional Materials” means, collectively and including translations, all written sales, educational, promotional and advertising materials relating to the Product in the United States, and other media and materials used in the United States to promote the Product or educate patients, consumers and healthcare professionals regarding an indication treated with the Product.
1.96“Recoveries” means all cash amounts (plus the fair market value of all non-cash consideration) received by a Party from a Third Party in connection with the final judgment, award or settlement of any enforcement with respect to any Amgen Technology, Amgen Product Trademark, Novartis Technology, Novartis Product Trademark, Joint Patent, Copyrights pertaining to Promotional Materials, Non-Promotional Materials or training materials for the

Product, or Amgen Housemarks and Novartis Housemarks jointly used by the Parties, each of the foregoing with respect to the Product in the Field in the United States.
1.97“Regulatory Lead” has the meaning set forth in Section 4.2.1 (Regulatory Responsibility, Communications and Filings).
1.98“Restated Effective Date” has the meaning set forth in the Preamble.
1.99“Safety Agreement”means that certain Pharmacovigilance Agreement, dated as of December 10, 2019, between the Parties.
1.100“Sales Force Costs” means the allocable share of Amgen’s or any of its Affiliates’ or contractors’ sales force costs for sales representatives that Detail the Product in the Field in the United States in accordance with this Agreement, calculated in accordance with Section 8.6.6 (Calculation of Sales Force Costs); provided, that Amgen’s contract sales force costs shall (i) be Amgen’s actual pass-through cost and (ii) in no event exceed amounts equal to the Sales Force Costs calculated in accordance with Section 8.6.6 (Calculation of Sales Force Costs) (i.e., contract sales force costs for a sales representative shall in no event exceed the costs associated with a sales representative in Amgen’s internal sales force).
1.101“Sales Force FTE” means a full-time equivalent sales representative (i.e., one fully-dedicated or multiple partially-dedicated sales representatives aggregating to one full-time sales representative employed or contracted by Amgen based upon a total of [***] days per Calendar Year and [***] Details per day undertaken in connection with the conduct of Details in a manner consistent with the applicable United States Brand Plan. Overtime, and work on weekends, holidays and the like [***] be counted [***] toward the number of hours that are used to calculate the Sales Force FTE contribution.
1.102“Sales Milestone” has the meaning set forth in Section 8.2.3.
1.103“Sales Milestone Threshold” has the meaning set forth in Section 8.2.3.
1.104“Second Position Detail” means a Detail in which the applicable pharmaceutical product is Detailed in the second position (i.e., no more than one (1) other product is presented to or discussed with the healthcare professional before the Product) and/or the second most predominant portion of time is devoted to the Detailing of such pharmaceutical product.
1.105“Service Period” has the meaning set forth in the Transition Services Agreement.
1.106“Shared Liability Losses” has the meaning set forth in Section 13.1 (Sharing of Liability Expense).
1.107“Specialty Targets” means (i) [***] and (ii) physicians and nurse practitioners practicing in the area of [***], that (in the case of (i) and (ii)) are approved by Amgen on a periodic basis, no less than annually, for Detailing the Product.
1.108[***]
1.109[***]
1.110[***]

1.111“Steady State Salesforce” means [***] of Amgen’s steady state salesforce for the Product in the United States.
1.112“Staffed Up” means sufficient sales representatives to staff at least [***] of Amgen’s expected post-Restated Effective Date personnel additions to its salesforce for the Product in the United States with the expectation of achieving the Steady State Salesforce.
1.113“Steady State Sales Force Costs” means the annualized dollar amount for Amgen’s post-transition, Steady State Salesforce as calculated on a Sales Force FTE basis at the applicable FTE Rates as of the earlier of (i) [***] and (ii) [***], it being understood and agreed that the number of sales representatives added by Amgen to its salesforce as of [***], shall be deemed to satisfy the definition of Staffed Up; provided, [***].
1.114“Targets” means Non-Specialty Targets and/or Specialty Targets, as the context admits.
1.115“Technology” means Information and Patents.
1.116“Term” means the period beginning on the Original Effective Date and continuing for as long as the Product is Commercialized by Amgen in the Field in the United States, unless otherwise terminated pursuant to Article 14 (Term and Termination).
1.117“Termination Date” has the meaning set forth in Section 14.3.3.1 (Additional Termination Effects).
1.118“Third Position Detail” means a Detail in which the applicable pharmaceutical product is Detailed in the third position (i.e., no more than two (2) other products are presented to or discussed with the healthcare professional before the Product) and/or the third most predominant portion of time is devoted to the Detailing of such pharmaceutical product.
1.119“Transition Period” means the period of time from the Restated Effective Date until the last to expire Service Period under the Transition Services Agreement.
1.120“Transition Services Agreement” or “TSA” means the Transition Services Agreement entered into between Novartis and Amgen on the Restated Effective Date, in the form attached hereto as Schedule 5, relating to transition services to be provided by or on behalf of Novartis to Amgen or its Affiliates.
1.121[***]
1.122“United States” or “U.S.” means the United States of America, including its territories and possessions (including the District of Columbia and Puerto Rico).
1.123“United States Brand Plan” means, with respect to the Product, the United States-specific strategic and high-level tactical, cross-functional Commercialization plan developed by Amgen (subject to review and approval through the JSC) for the Product in the United States and consistent with the Global Brand Plan.
1.124“United States Novartis Patents” has the meaning set forth in Section 9.2.2 (Novartis Primary Prosecution).
1.125“United States Patents and Trademarks” has the meaning set forth in Section 9.2.1 (Amgen Primary Prosecution).

1.126“US Biosimilar Entry Date” has the meaning set forth in Section 8.3.2 (Royalty Reduction for Biosimilar Competition).
1.127“US Collaboration” has the meaning set forth in Section 2.1 (Conduct of the Collaboration).
2.Collaboration Scope, Governance and Transition Planning
2.1Conduct of the Collaboration. The Parties shall cooperate to permit Amgen to solely conduct Medical Affairs Activities with respect to the Product in the Field in the United States, and to solely Commercialize the Product in the Field in the United States, in each case in accordance with the terms and conditions of this Agreement (the “US Collaboration”) and subject to Section 2.9 of this Agreement and the TSA.
2.2Disbandment of Certain US Committees. In connection with the transition of the Commercialization and Medical Affairs Activities with respect to the Product in the Field in the United States solely to Amgen, each of the Joint US Leadership Team, US Collaboration Team, US Medical Affairs JPT, US Committee and Joint Compliance Contacts (each, as defined in the Original US Agreement) shall be disbanded as of the Restated Effective Date.
2.3JSC.
2.3.1JSC. The JSC shall (i) review and approve plans and strategies for, and the conduct and progress of, activities by Amgen relating to Commercialization in the United States with respect to the Product, including the applicable United States Brand Plan; (ii) monitor Amgen’s activities under this Agreement pursuant to the United States Brand Plan; (iii) review sales forecasts for the Product in the United States; (iv) review any anticipated disruption to supply of the Product in the United States; (v) direct and oversee any JPT, sub-committee and collaboration team established by the JSC, on all significant issues that fall within the responsibilities of such JPTs, sub-committees and collaboration team; (vi)  attempt to resolve issues presented to it by, and disputes within the JPTs, sub-committees and collaboration team in accordance with Section 2.4 (Decision Making); and (vii) make such determinations as are expressly delegated to it under the terms of this Agreement. Amgen shall keep the JSC reasonably informed of the progress and results of its activities under the United States Brand Plan through its members on the JSC and as otherwise provided herein. Amgen shall prepare the first draft of the United States Brand Plan for presentation to the JSC.
2.3.2Joint Project Teams. From time to time, the JSC may establish permanent or ad hoc cross-functional or function-specific joint project teams to undertake initiatives or analyses and such joint project teams will be constituted as the JSC approves (each, a “Joint Project Team” or “JPT”). If any JPT is unable to reach a decision on any matter after endeavoring in good faith to do so, such matter shall be referred to the JSC for resolution as provided in Section 2.4 (Decision Making).
2.3.3Other Sub-Committees and Teams. The JSC may also establish other committees, sub-committees or collaboration teams as it deems appropriate.
2.4Decision Making. Other than as set forth herein, in order to make any decision required of it hereunder, the Joint Steering Committee and the Joint Management Committee

must have present (in person, by videoconference or telephonically) at least the Co-Chair of each Party (or his/her designee for such meeting). The Parties will endeavor to make decisions where required of the Joint Steering Committee and the Joint Management Committee by mutual agreement of the Co-Chairs. The Parties will endeavor to make decisions within a Joint Project Team by mutual agreement. If a dispute arises which cannot be resolved within a Joint Project Team, the Co-Chairs of either Party may cause such dispute to be referred to the Joint Steering Committee for resolution. Within the JSC, the Amgen Co-Chair shall have the deciding vote with respect to (i) all Manufacturing matters for the Product (ii) the United States Brand Plan and (iii) all Commercialization matters for the Product in the United States; provided that any such decision must be consistent with the Global Brand Plan (including, for clarity, the Global Pricing Policy). For clarity, all Development, regulatory and Medical Affairs Activities matters will be discussed and resolved at the JSC or JMC, as applicable, pursuant to Section 3.5 (Decision Making) of the Global Agreement.
2.5Interactions between the JSC, Joint Project Teams, Sub-Committees and Collaboration Teams. The Parties recognize that while the JSC may establish Joint Project Teams, sub-committees and collaboration teams for the purposes hereof, each Party maintains internal structures (including its own committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. The Parties shall establish procedures to facilitate communications between the JSC, Joint Project Teams, sub-committees and collaboration teams hereunder and the relevant internal committees, teams or boards within each Party in order to maximize the efficiency of the Parties’ activities pursuant to this Agreement.
2.6Alliance Managers. Following the Original Effective Date, each of Amgen and Novartis appointed one or more senior representatives who possess a general understanding of Development, regulatory, Manufacturing, Medical Affairs Activities and Commercialization matters to act as its respective alliance manager(s) for the US Collaboration (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager(s) at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the JSC, Joint Project Teams, sub-committees and collaboration teams. Consistent with Section 2.4 (Decision Making), each Alliance Manager will also be responsible for:
2.6.1providing a single point of communication for seeking consensus both within the respective Party’s organization and together with the other Party regarding key strategy and plan issues; and
2.6.2identifying and raising disputes to the JSC or JMC for discussion in a timely manner.
During the term of the Global Agreement, the Alliance Managers appointed under the Global Agreement shall also serve as the Alliance Managers under this Agreement. The Alliance Managers shall be entitled to attend all JSC meetings, and shall have the right to attend all JPT, sub-committee and collaboration team meetings. Consistent with Section 2.4 (Decision Making), each Alliance Manager may bring any matter to the attention of the JSC, where such Alliance Manager reasonably believes that such matter requires attention of the JSC.

In the event that Novartis undergoes any change of control or restructuring or any transfer or disposition of all or substantially all of its assets or personnel outside of Novartis and its wholly-owned subsidiaries, the Alliance Managers shall discuss in good faith the implications thereof on this Agreement and the activities and obligations contemplated hereby; provided, however, that Novartis and its Affiliates shall be permitted to redact any competitively sensitive information included in any documents or correspondence provided to Amgen pursuant to the foregoing.
2.7Amgen Territory. Unless expressly set forth in this Agreement or the Global Agreement otherwise, Amgen shall have the sole decision-making authority with regard to Development, regulatory, Medical Affairs Activities, Manufacturing and Commercialization of the Product in the Amgen Territory. Unless expressly permitted in this Agreement or the Global Agreement, Novartis and its Affiliates shall not Develop or Commercialize or conduct Medical Affairs Activities with respect to the Product in any country in the Amgen Territory.
2.8Limitations of Authority. The Joint Steering Committee and the Joint Management Committee, and each Joint Project Team, committee, sub-committee or collaboration team has only the powers expressly assigned to it in this Article 2 (or otherwise under the Global Agreement) and does not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of under this Agreement; or (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement.
2.9Transition Planning. Except as contemplated in this Section 2.9 or otherwise in accordance with the terms of the Transition Services Agreement, Novartis and its Affiliates shall not Commercialize or conduct Medical Affairs Activities with respect to the Product in the United States. Notwithstanding anything to the contrary, those definitions and sections which applied to Novartis in the Original Agreement but apply only to Amgen in this Agreement, will be interpreted to apply to Novartis for the purposes of fulfilling Novartis’ obligations during the Transition Period hereunder and under the Transition Services Agreement.
2.9.1During the Transition Period, the Parties shall cooperate generally and use Commercially Reasonable Efforts to transition to Amgen (i) all ongoing Medical Affairs Activities with respect to the Product in the United States and (ii) all Commercialization activities with respect to the Product in the United States, all in accordance with the Transition Services Agreement.
2.9.2Novartis shall take such actions reasonably requested by Amgen to facilitate such transition, and the Parties shall conduct such transition expeditiously and as reasonably necessary to minimize disruption in the Medical Affairs Activities with respect to and Commercialization of the Product in the United States.
2.9.3Notwithstanding anything in this Agreement to the contrary, during the Transition Period, Novartis will continue to use Commercially Reasonable Efforts to conduct (i) all Medical Affairs Activities with respect to the Product in the United States assigned to Novartis under the Development Plan as such activities may be modified by the Transition Services Agreement (such Novartis Medical Affairs Activities, the “Novartis Transitional Medical Affairs Activities”) and (ii) all Commercialization activities with respect to the Product in the United States assigned to Novartis under the Commercialization Plan (as such term was defined in the Original US

Agreement) as such activities may be modified by the Transition Services Agreement (such Novartis Commercialization activities, the “Novartis Transitional Commercialization Activities”).
2.9.4The Costs of the Novartis Transitional Commercialization Activities will be included in Program Costs for both Parties during Calendar Year [***], as calculated in accordance with Section 8.6.1.4 and Section 8.6.6(b).
2.9.5The Costs of the Novartis Transitional Medical Affairs Activities from the Restated Effective Date until [***] shall be considered Medical Affairs Activities Costs under this Agreement.

3.Grant of License
3.1Amgen Technology.
1.1.1Amgen hereby grants to Novartis, during the Transition Period, effective as of the Restated Effective Date, a [***] license (i.e., [***]) under the Amgen Technology and Amgen’s interest in the Joint Patents to conduct Medical Affairs Activities with respect to and Commercialize the Product in the Field in the United States, in each case to the extent [***]to perform its obligations and exercise its rights in accordance with the terms of this Agreement. Such license shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.1.2Effective as of the date on which Novartis is entitled to bring and prosecute an action pursuant to Section 9.4.3, and subject to Section 11.6.2, Amgen hereby grants to Novartis and its Affiliates, during the remainder of the Term, a [***] license (i.e., [***]) under the Amgen Technology and Amgen’s interest in the Joint Patents.
3.1.3In the event of any termination of this Agreement by Amgen pursuant to and as set forth in Section 7.4 of the Global Agreement, (a) the licenses granted to Novartis under Sections 4.1 (Licensed Amgen Patents and Know-How) and 4.5 (Grant to Novartis) and under Sections 3.1 (Amgen Technology) and 3.5.2 (Grant to Novartis) of the Original US Agreement (in each case, solely to the extent such intellectual property has been or is incorporated into or used in the Development, Medical Affairs Activities, regulatory activities or Commercialization of the Product as of the date of termination) shall survive and (b) the sections of the Original US Agreement cross-referenced in clause (a) above shall be deemed to survive for purposes of this Section 3.1.3 and shall remain as cross-references to the Original US Agreement and not be deemed cross-references to the this Agreement.
3.2Novartis Technology. Novartis hereby grants to Amgen, effective as of the Restated Effective Date, (a) a [***], license (i.e., [***]), (b) [***], perpetual license, in each case under the Novartis Technology and Novartis’ interest in the Joint Patents to sell, import, conduct Medical Affairs Activities with respect to, and otherwise Commercialize the Product in the Field in the United States and to Manufacture the Product inside or outside of the United States. Such licenses shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.3Sublicensing. Each Party shall have the right to sublicense the rights granted to it hereunder solely to permitted (pursuant to Section 7.4 (Use of Affiliates and Third Party Contractors)) contractors, agents or other Third Parties performing activities under this

Agreement on behalf of such Party or its Affiliates, subject to the terms and conditions of this Section 3.3 (Sublicensing). Each Party shall have the right to sublicense the rights granted it hereunder (i) as mutually agreed by the Parties; and (ii) unless, notwithstanding the JSC decision-making provisions of the Global Agreement, mutually agreed by the Parties at the JSC, to subcontractors in the ordinary course of business consistent with the United States Brand Plan, provided that [***]. Amgen shall also have the right to sublicense the rights granted to it hereunder to those parties to which Amgen (or its Affiliate or licensee) is also granting licenses to Amgen patents or know-how relating to the Product or the use thereof (other than a global sublicense of all rights to Develop the Product). The Party granting the sublicense hereunder will remain responsible for the full and complete performance of all of such Party’s obligations and duties under this Agreement and compliance of any such Third Party and sublicense with the terms of this Agreement. Each Party shall promptly notify the other Party of the grant of each sublicense (other than a sublicense relating to Manufacturing). Any such sublicense agreement shall obligate the sublicensee to comply with all relevant restrictions, limitations and obligations in this Agreement including those relating to confidentiality of the other Party’s Confidential Information. Each Party shall provide the other Party a copy of each final executed sublicense agreement (other than a sublicense to a contractor (including for clarity any contract sales organization)), redacted for information not pertinent to this Agreement. Any use by a Party of a Third Party (including contractors) to perform obligations under this Agreement shall be pursuant to a written agreement that is materially as protective of the other Party and its intellectual property and proprietary rights as the terms of this Agreement.
3.4Trademarks.
3.4.1Grant to Amgen. Novartis hereby grants to Amgen [***], royalty-free license to use the Novartis Housemarks solely as set forth in the Promotional Materials, Non-Promotional Materials, packaging materials and other materials provided to it by Novartis or otherwise approved by the Amgen and Novartis joint Materials Approval Committee prior to the Restated Effective Date (the “Novartis Branded Materials”), and solely to sell, import, conduct Medical Affairs Activities with respect to, and otherwise Commercialize the Product in the Field in the United States in a manner consistent with the United States Brand Plan and this Agreement and consistent with the provisions of the Transition Services Agreement for a period not to exceed: (a) with respect to the packaging and labeling of the Product, the date on which all inventory of packaging and labeling materials bearing the Novartis Housemarks (existing as of the Restated Effective Date or produced by Amgen up to [***] following the Restated Effective Date) has been sold; (b) with respect to demonstration kits for the Product, the date on which all inventory of demonstration kits bearing the Novartis Housemarks (existing as of the Restated Effective Date) has been distributed in the normal course of business; (c) with respect to Novartis Branded Materials in an electronic format, [***] days after the Restated Effective Date; and (d) with respect to Novartis Branded Materials in a hard copy (other than those contemplated in clauses (a) and (b), [***] after the Restated Effective Date (clauses (a)-(d) collectively, the “Housemark Transition Period”). Such licenses shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.4.2Grant to Novartis. Amgen hereby grants to Novartis, effective as of the Restated Effective Date (without any further action by either Party), [***], royalty-free right and license during the Transition Period, subject to the terms and conditions hereof, solely to conduct Medical Affairs Activities with respect to and Commercialize the Product in the Field in the United States under Amgen Product Trademarks designated by Amgen for use with the Product solely in connection with the Transitional Medical Affairs Activities and Transitional Commercialization Activities or otherwise as needed in connection with activities under the Transition Services Agreement. Amgen hereby grants to Novartis [***], royalty-free license during the Transition Period to use the Amgen Housemarks solely as set forth in the Promotional Materials, Non-Promotional Materials and other materials provided to it by Amgen, and solely to sell, import, conduct Medical Affairs Activities with respect to and otherwise Commercialize the Product in the Field in the United States solely in connection with the Transitional Medical Affairs Activities and Transitional Commercialization Activities or otherwise as needed in connection with activities under the Transition Services Agreement. Such licenses shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.4.3Trademark and Housemark Quality Standards. Each Party shall (i) maintain such reasonable quality standards for the Trademarks and Housemarks of the other Party as it maintains for its own Trademarks and Housemarks of a similar nature and shall comply with the other Party’s reasonable specifications and usage standards supplied to it in writing (and as may be updated by written notice from time to time); (ii) not use any Trademark or Housemark of the other Party in a manner that suggests any connection with any product or service, other than use associated with the Product or any service associated with the Product (including use associated with the Product or service associated with the Product that may also include another product or a product promoted together with the Product); and (iii) not use or display the Trademarks or Housemarks of the other Party in any manner that might dilute, tarnish, disparage or reflect adversely on the other Party or such marks. Prior to using any Trademark or Housemark of the other Party, the Party that owns such Trademark or Housemark shall provide to the other Party a guideline for use of such Trademark or Housemark, including the review procedure and timing. From time to time, upon request by the Party that owns such Trademark or Housemark, the other Party shall provide copies of the usage of such Trademark or Housemark used in the marketing or promotion of the Product in order to review such usage. Unless otherwise stated hereinafter, each Party agrees that it shall not seek to register or obtain ownership rights in any Novartis Housemark (in the case of Amgen) or any Amgen Product Trademark or any Amgen Housemark (in the case of Novartis) (or confusingly similar trademark) as a Trademark anywhere in the United States.
3.4.4Domain Names. Novartis shall be [***] entitled to register, own and use any Domain Names corresponding to or containing a Novartis Housemark in any generic Top Level Domains (gTLDs), including the new and to be introduced gTLDs, and in any country code Top Level Domains (ccTLDs). Novartis shall own all goodwill associated with all Domain Names corresponding to or containing a Novartis Housemark throughout the world. Amgen shall be exclusively entitled to register, own and use any Domain Names corresponding to a nonproprietary name of the Product or containing an Amgen Product Trademark or Amgen Housemark in any generic Top Level Domains (gTLDs), including the new and to be introduced gTLDs, and in any country code Top Level Domains (ccTLDs). Amgen shall own all goodwill associated with all Domain Names corresponding to or containing a nonproprietary name of the Product or an Amgen Product Trademark or Amgen Housemark throughout the world. Each

Party shall have the option to request to the other Party, which shall give due consideration to such request, an authorization to register, own and/or use any of the Domain Names mentioned hereinabove and containing the nonproprietary name of the Product or other Party’s Trademark but excluding the other Party’s Housemark.
3.4.5Housemarks. As soon as reasonably practicable in Amgen’s normal course of business after the Restated Effective Date but in no event longer than [***] after the Restated Effective Date, the Novartis Housemarks shall be removed from the electronic formats of the Novartis Branded Materials and Amgen will not print any new Promotional Materials that includes the Novartis Housemarks any later than [***] after the Restated Effective Date. After the Housemark Transition Period, Amgen shall have no right to use any Novartis Housemarks; provided, for clarity, (a) Amgen shall have the right to produce inventory of Product packaging and labeling materials bearing the Novartis Housemarks for up to [***] following the Restated Effective Date and (b) to the extent Product packaging and labeling is already in distribution channels at the conclusion of the Housemark Transition Period, Novartis authorizes the continued use of such Novartis Housemarks on or within such Product packaging and labeling in such distribution channels.
3.5Retained Rights and Limitations. No rights to either Party’s Patents, Trademarks, Housemarks or other proprietary rights are granted pursuant to this Agreement except as expressly set forth herein, and all other rights are reserved. Notwithstanding the licenses granted in this Article 3 (Grant of License), each Party retains rights to perform (itself or through its Affiliates or contractors) its obligations under this Agreement and the Global Agreement.
4.Development, Regulatory and Medical Affairs Activities
4.1Responsibility for Development. Except as otherwise set forth in this Section 4.1 (Responsibility for Development), from and after the Original Effective Date, responsibility for Development shall be as set forth in the Global Agreement. Amgen will be the “Development Lead” for the Product for the United States and shall have primary responsibility for Development activities for the Product in the United States in accordance with the applicable Development Plan and Development Budget, and Novartis shall provide both strategic input and operational support for such activities as agreed in the applicable Development Plan and Development Budget. For clarity, without the prior written consent of Novartis, Amgen shall not undertake any Development activities in the Amgen Territory that would [***] or the US Collaboration.
4.2Regulatory Matters.

4.2.1Regulatory Responsibility, Communications and Filings. Subject to this Section 4.2.1 (Regulatory Responsibility, Communications and Filings), Amgen shall be the regulatory lead in the United States (the “Regulatory Lead”) and shall have primary responsibility for regulatory activities relating to the Product in the United States, including preparing, submitting and maintaining all Regulatory Filings in the United States in accordance with the Development Plan, and Novartis shall provide strategic input for such activities therefor as set forth in the Development Plan. Unless [***] is required with respect to such Regulatory Filing or a material communication with a Governmental Authority in the United States with respect to the Product, the Regulatory Lead shall provide the other Party with draft copies of material Regulatory

Filings (which, for clarity, shall not be required to include communications that are solely administrative in nature) in the United States prior to submission within a reasonable amount of time and [***] comments of such other Party (but in the event of a disagreement between the Parties with respect to such comments and proposed revisions, such matter shall be escalated to the JSC for review). The Regulatory Lead shall consult with the other Party regarding, and keep the other Party informed of, the status of the preparation of all Regulatory Filings (which, for clarity, shall not be required to include communications that are solely administrative in nature) it submits in the United States, Governmental Authority review of any such Regulatory Filings, and all Regulatory Approvals that it obtains with respect to the Product in the United States. The Regulatory Lead shall provide to the other Party copies of all final Regulatory Filings it submits in the United States promptly after the submission (but, with respect to Regulatory Filings other than MAAs, MAs and INDs, in no event later than [***] days after submission, and with respect to MAAs, MAs and INDs, within such time period as agreed by the Parties). Notwithstanding the foregoing, Amgen shall have no obligation to share with the non-Regulatory Lead the contents of the CMC Core Dossier. Amgen shall be the regulatory lead in the Amgen Territory and shall have responsibility for regulatory activities relating to the Product in the Amgen Territory, including preparing, submitting and maintaining all Regulatory Filings in the Amgen Territory in accordance with the Development Plan, and Novartis shall provide strategic input for such activities therefor as set forth in the Development Plan; provided that the Parties acknowledge and agree that such obligations of Novartis shall not apply (i) with respect to Japan except to the extent included in the Development Plan or (ii) from and after expiration or earlier termination of the Global Agreement.
4.2.2Regulatory Meetings. The Regulatory Lead shall consult with the other Party reasonably in advance of the date of any anticipated meeting with a Governmental Authority in the United States with respect to the Product and shall consider any timely recommendations made by such other Party in preparation for such meeting. Based on the discussions between the Regulatory Lead and the non-Regulatory Lead, the Regulatory Lead shall create an agenda for such meeting and use good faith judgment to assign roles to each of the Regulatory Lead and non-Regulatory Lead, as appropriate based on the expertise of such participants. One or more (up to [***]) representatives of the non-Regulatory Lead [***] scheduled meetings between the Regulatory Lead and the applicable Governmental Authority in the United States with respect to the Product, and shall participate in such meetings consistent with the agenda for the meeting created by the Regulatory Lead and the role(s) assigned to the non-Regulatory Lead by the Regulatory Lead thereunder, in each case to the extent permissible by such Governmental Authority. The Regulatory Lead shall inform the other Party of any unscheduled teleconferences and meetings (other than teleconferences and meetings that are solely administrative in nature) with Governmental Authorities in the United States with respect to the Product reasonably promptly after they occur. Notwithstanding the foregoing, Novartis shall not have any right to attend any portions of meetings between Amgen and the applicable Governmental Authority in the United States with respect to Product manufacturing or CMC information (or any such meetings solely with respect to Product manufacturing or CMC information).
4.2.3Ownership of Regulatory Filings and Regulatory Approvals. Unless the Parties agree otherwise, Amgen or its Affiliate shall own all right, title and interest in and to any and all Regulatory Filings and Regulatory Approvals with respect to the Product in the United States and all such Regulatory Filings and Regulatory Approvals shall be held in the name of Amgen or its Affiliate, and Novartis shall execute all documents and take all actions as are reasonably requested by Amgen to vest such title in Amgen or its Affiliate, subject to Section 5.5 (Safety Matters) of the Global Agreement, the Safety Agreement and Section 6.3 (Responsibility for Regulatory Filings with Respect to Manufacturing; Inspections of Manufacturing Facilities).
4.2.4Right of Reference. From and after the Original Effective Date, upon the request of Amgen, Novartis shall provide a sublicensable right of reference to any requested Regulatory Filings or Regulatory Approvals for the Product (provided that Novartis shall not grant a right of reference to Novartis [***] Data and any Regulatory Filings or Regulatory Approvals specific to Novartis [***] Data), as [***] for Amgen’s (i) Manufacture within or outside the United States, or (ii) conduct of regulatory activities and Medical Affairs Activities with respect to, or Commercialization of, the Product in the Field in the United States as permitted hereunder.
4.2.5Material Safety Issue. In the event that either Party believes in good faith that there is a Material Safety Issue with respect to the Product in the United States, and the other Party disagrees with such belief, either Party may request that the issue be discussed at the JSC for resolution. If the JSC cannot resolve such matter within [***] Business Days following referral to the JSC, notwithstanding Section 3.5 (Decision Making) of the Global Agreement, the Co-Chair (as defined in the Global Agreement) of either Party at the JSC may cause such matter to be referred to the Alliance Managers for escalation to the JMC (as defined in the Global Agreement) for resolution. If the JMC cannot resolve such matter within [***] Business Days following referral to the JMC, notwithstanding anything to the contrary set forth herein or in the Global Agreement, the Co-Chair (as defined in the Global Agreement) of Amgen at the JMC shall have the deciding vote with respect to such matter. Notwithstanding the foregoing, [***] in the event that [***] a Material Safety Issue with respect to the Product in the United States.
4.3Safety Agreement. The operating procedures respecting adverse event reporting and safety information exchange with respect to the Product set forth in the Safety Agreement shall apply.
4.4Cooperation Generally. From and after the Original Effective Date, subject to the oversight of the JSC, the Parties shall provide each other with any cooperation reasonably requested by the other with respect to the Regulatory Approval for the Product in the United States.
4.5Medical Affairs Activities. Subject to the oversight of the JSC and the performance of the Parties under the Transition Services Agreement, Amgen shall be solely responsible for determining (including, for clarity, determining the number of Medical Liaisons performing, subject to Section 8.6.1.3) and providing all Medical Affairs Activities relating to the Product in the Field in the United States. Except as expressly set forth herein or in the Global Agreement, Amgen shall be solely responsible for the conduct of Medical Affairs Activities with respect to the Product in the Amgen Territory and Novartis shall have no rights with respect thereto.
5.Commercialization
5.1Responsibility for Commercialization. Consistent with this Section 5.1 (Responsibility for Commercialization), Amgen will solely (i) develop objectives and strategy for Commercialization in accordance with applicable Laws and regulations and (ii) oversee Commercialization activities with respect to all indications for the Product in the Field in the United States. On and after the Restated Effective Date, and subject to the performance of the Parties under the Transition Services Agreement, Amgen shall have sole responsibility for the Commercialization of the Product in the Field in the United States including conducting all Detailing, in a manner consistent with the United States Brand Plan. Such Commercialization shall be conducted in accordance with the then-current United States Brand Plan. Subject to the foregoing, Amgen’s responsibilities on and after the Restated Effective Date with respect to the Product shall include: (i) determination of commercial strategies (e.g., strategies for branding, product positioning, pre-launch activities (e.g., market research), launch and post-launch marketing and promotion, market access and field sales force optimization); (ii) determination of packaging and labeling; (iii) creation of promotional materials regarding the Product which are intended for distribution to Third Parties (including medical professionals) and to Amgen’s sales force (subject to Section 3.4.3 (Trademark and Housemark Quality Standards) and Section 5.2 (Materials)); and (iv) determining and conducting promotion activities. Amgen shall book sales (i.e., recognizing all revenue) and conduct all sales and distribution activities, including pricing, taking orders and distributing, contracting, handling of returns, handling all aspects of order processing, invoicing and collecting, warehousing, documenting inventory and receivables, call reporting, government price reporting, handling data regarding sales to hospitals and other end users and handling all other customer service-related functions. Amgen shall have authority to [***], and shall [***].
5.2Materials. Amgen solely owns all right, title and interest in and to any and all Promotional Materials, Non-Promotional Materials and training materials for the Product in the United States (except with respect to any Novartis Housemarks included in any Promotional Materials, Non-Promotional Materials and training materials). All Promotional Materials, Non-Promotional Materials and training materials shall comply with applicable Law, FDA requirements and any CIA.
5.3 Training. The training of Amgen’s sales forces and other customer facing personnel for Commercialization of the Product in the United States shall be conducted using only training materials and programs approved by Amgen. Amgen shall train its respective sales representatives and other customer facing personnel with respect to the promotion of the Product in the United States (and update such training from time to time as appropriate) which training will include healthcare compliance training as appropriate.
5.4Information Concerning the Product. Neither Party will make any claim or representation in the United States that does not represent an accurate summary or explanation of the labeling of the Product.
5.5Commercialization in the Amgen Territory. Except as expressly set forth herein or in the Global Agreement, Amgen shall be solely responsible for the Commercialization of the Product in the Amgen Territory and Novartis shall have no rights with respect thereto.
5.6Detailing Reports and Audit Rights.
5.6.1Reporting. Within [***] calendar days after the end of each [***], Amgen will provide Novartis with a report setting forth the following information during the prior [***]:

(i) the total number of Details made by Amgen’s sales force in the United States, including a breakdown by First Position Details, Second Position Details and Third Position Details by target, and frequency of Detail by date and by individual representative; and (ii) such other information as may be agreed upon by the Parties. Notwithstanding the foregoing, in the event that any Detail(s) conducted by Amgen in a given [***] were not included in Amgen’s report for such [***], Amgen shall [***] and the costs for such Detail(s) shall be [***]. Notwithstanding the foregoing, the Parties may, by mutual written agreement, modify the timing, frequency or required content of the reports contemplated by this Section 5.6.1 (Reporting).
5.6.2 Audits. Each Party will keep complete and accurate records of its Detailing of the Product in the United States in sufficient detail to permit the other Party to audit its performance of Details hereunder. During regular business hours, with not less than [***] Business Days’ advance written notice and under reasonable obligations of confidentiality which are in any event no less stringent than those confidentiality obligations set forth in Article 10 (Confidentiality), a Party will permit an independent, internationally recognized certified public accounting firm, selected by the other Party to: (i) have access to the records of Detailing activities in the United States maintained by such Party for purposes of verifying the accuracy of reports described in Section 5.6.1 (Reporting); and (ii) audit such records; provided that such audits may not be performed on behalf of a Party more than once per Calendar Year, such records will be open (in such form as may be available or reasonably requested) to inspection for at least [***] following the end of the period to which they pertain, and such records for any particular Calendar Year will only be subject to one (1) audit. Any and all audits undertaken pursuant to this Section 5.6.2 (Audits) will be performed at the sole and exclusive expense of the auditing Party and will not be included in Commercialization Costs; provided that if an audit reveals an overstatement of Details in the United States of greater than [***] of the correct amount for the audited period, then the audited Party will pay the reasonable out-of-pocket cost of such inspection.
6.Manufacture and Supply
6.1Responsibility for Manufacturing. Except as otherwise set forth in this Section 6.1 (Responsibility for Manufacturing), Amgen will be the “Manufacturing Lead” for the Product for the United States and shall have sole responsibility for the supply and Manufacturing of the Product for the United States. If the Manufacturing Lead elects to cease Manufacturing the Product for the United States, the Manufacturing Lead shall select a Third Party commercial manufacturer to Manufacture the Product for the United States, [***]; provided, however, that [***].
6.2Distribution. Amgen shall be solely responsible for distribution of the Product in the United States.
6.3Responsibility for Regulatory Filings with Respect to Manufacturing; Inspections of Manufacturing Facilities. The Manufacturing Lead shall have sole responsibility for preparing the draft of the [***] Marketing Application Core Dossier for the United States (the “CMC Core Dossier”). As between the Parties, the Manufacturing Lead shall have responsibility for the assessment by Governmental Authorities of change control records of post-approval changes with respect to the Product. Solely the Manufacturing Lead shall have the right to participate in inspections by a Governmental Authority of any facility where the Product is Manufactured for the United States, whether prior to or after Regulatory Approval of the Product in the United States.
6.4Supply [***]. If at any point during the Term after First Commercial Sale of the Product in the United States, Amgen [***] [***] (a “Supply [***]”), [***] a Supply [***] purposes of this Section 6.4 (Supply [***]) [***] then Amgen shall provide Novartis written notice thereof within [***] of the occurrence of such Supply Shortfall. Amgen shall also provide Novartis prompt written notice [***] percent ([***]%) [***] (“[***]”). Amgen’s notice [***] shall include [***]. If a Supply [***] Novartis shall [***].
7.Diligence
7.1Commercially Reasonable Efforts. On and after the Restated Effective Date, Amgen shall use Commercially Reasonable Efforts to (i) conduct Medical Affairs Activities for the Product in the Field in the United States as contemplated by this Agreement; (ii) Manufacture the Product for the United States; and (iii) Commercialize the Product in the Field in the United States; provided that Amgen agrees that such Commercialization activities shall be consistent with the United States Brand Plan and the Global Brand Plan.
7.2Proper Conduct Practices Standards. Each Party will conduct, and ensure that each of its Affiliates conducts, all of its and their activities with respect to the Manufacture, Medical Affairs Activities and Commercialization of the Product for the United States in accordance with this Agreement, accepted national and international pharmaceutical industry codes of practices in and for the United States, and applicable Law. The non-Regulatory Lead will provide the Regulatory Lead with all reasonably requested cooperation to enable the Regulatory Lead to comply with its legal and compliance obligations to Governmental Authorities with respect to the Product. Notwithstanding anything to the contrary contained herein, neither Party hereto (nor its Affiliates) shall be required to perform any obligation hereunder to the extent that (i) such Party reasonably believes that the performance of such obligation would be prohibited by, or would otherwise not comply with, applicable Law or any CIA, (ii) such Party reasonably believes that there is a Material Safety Issue with respect to the performance of such obligation, or (iii) such Party reasonably believes it would infringe an issued Patent of a Third Party in the applicable jurisdiction(s) for which no exemption is available and no license has been obtained; provided, however, that the provisions of this Section 7.2 (Proper Conduct Practices Standards) shall not limit a Party’s payment obligations under this Agreement.
7.3Violation of Laws. Each Party will promptly notify the other Party of any violation of applicable Law by its personnel with respect to the conduct of activities under this Agreement. In the event of any such violation, the Parties will promptly confer regarding any such violation and will promptly take remedial or preventative action as may be reasonably agreed to by the Parties with respect thereto, subject to applicable Law relating to employment or privacy matters. The Party employing any personnel that violates applicable Law or applicable national or international pharmaceutical industry codes of practices shall cause such personnel to cease to perform activities under this Agreement.

7.4Use of Affiliates and Third Party Contractors.
7.4.1Each Party will perform the activities designated to it itself or through any of its Affiliates, and any proposed use of a Third Party to conduct such activities will be, notwithstanding the JSC decision-making provisions of the Global Agreement, subject to the mutual agreement of the Parties at the JSC; provided that, (i) Amgen shall have the right to perform its activities hereunder through subcontractors in the ordinary course of business in a manner consistent with the United States Brand Plan, (ii) in the event that any Third Parties are performing Commercialization activities with respect to the Product in the United States on behalf of Amgen or Novartis immediately prior to the Restated Effective Date, Amgen shall have the right to continue to perform such activities through such Third Parties, and (iii) Amgen shall have the right to use contract sales organizations (or other similar contractors) [***]. Each Party will be responsible for compliance by its respective Affiliates and Third Party contractors with this Agreement and will be responsible for all acts and omissions of such Affiliates and Third Party contractors as if committed or omitted by the applicable Party.
7.4.2Except as expressly contemplated in Section 7.4.1, [***]
8.Payment
8.1 Upfront Payment. As partial consideration for the rights granted to Novartis hereunder, pursuant to the Original US Agreement, Novartis paid Amgen, as full satisfaction of the payment provided for in this Section 8.1, a one-time [***] upfront payment of [***] within [***] following acceptance by the FDA of the first BLA for the Product submitted by or on behalf of Amgen.
8.2Milestone Payments. As partial consideration for the rights granted to Novartis hereunder:
1.1.1Pursuant to the Original US Agreement, Novartis paid Amgen, as full satisfaction of the payment provided for in this Section 8.2.1, a one-time [***] payment of [***] within [***] following First Commercial Sale of the Product in the United States.
8.2.2Pursuant to the Original US Agreement, Novartis paid Amgen, as full satisfaction of the payment provided for in this Section 8.2.2, a one-time [***] payment of [***] within [***] days following the date that cumulative gross invoiced sales of the Product in the United States (for clarity, regardless of the Calendar Year in which such sales occur) equaled or exceeded [***].
8.2.3Novartis shall pay to Amgen a one-time non-creditable, non-refundable payment of [***] (the “Sales Milestone”) within [***] days following the later of (i) the date that the aggregate of all Net Sales of the Product in the United States in a given Calendar Year equals or exceeds [***] (the “Sales Milestone Threshold”) and (ii) the date [***]
8.2.4Notwithstanding the foregoing, [***]

[***] For clarity, the Sales Milestone payments set forth under Section 8.2.3 and 8.2.4 8.2.4are alternative milestones and not cumulative milestones, only one of which, but not both, shall be paid by Novartis, meaning the total maximum Sales Milestone payment payable under Sections 8.2.3 and 8.2.4 is [***].

8.3Royalty Payments and Royalty Reduction for Biosimilar Competition.
8.3.1Royalty Payments. As partial consideration for the rights granted to Amgen hereunder, subject to Section 8.3.2 (Royalty Reduction for Biosimilar Competition), Amgen shall pay Novartis a royalty on annual Net Sales of the Product in the United States for each Calendar Year (or portion thereof) during the Term at a rate of [***].
8.3.2Royalty Reduction for Biosimilar Competition. Notwithstanding the foregoing, if, following the date of First Commercial Sale of a Biosimilar Product in the United States (the “US Biosimilar Entry Date”), aggregate Net Sales of the Product in the United States in any [***] consecutive Calendar Quarter period are less than Net Sales of the Product in the United States in the [***] month period immediately preceding the US Biosimilar Entry Date, the applicable royalty rate set forth in Section 8.3.1 (Royalty Payments) shall be reduced by [***] for every [***] percent ([***]%) reduction of aggregate Net Sales of the Product in the United States in any [***] consecutive Calendar Quarter period after the US Biosimilar Entry Date; provided the applicable royalty rate set forth in Section 8.3.1 (Royalty Payments) shall in no event be reduced by more than [***] in the aggregate (i.e., the royalty rate on annual Net Sales of the Product in the United States will in no case be less than [***] percent ([***]%)). The reduced royalty rate, if any, shall apply to Net Sales of the Product in the United States commencing on the first day of the Calendar Quarter following the last Calendar Quarter in the [***] consecutive Calendar Quarter period that triggers the reduction in the royalty rate. For clarity, and by way of example only, [***] percent ([***]%) [***]
8.4Reports.
8.4.1Beginning with the Calendar Quarter in which the First Commercial Sale of the Product in the United States occurs and thereafter for each Calendar Quarter until the expiration of the Term, reports of the sale of the Product for each Calendar Quarter will be delivered by Amgen to Novartis under this Agreement within [***] days after the end of each such Calendar Quarter. Such report shall state: (i) Net Sales of the Product in the United States by or on behalf of Amgen, its Affiliates or sublicensees during the applicable Calendar Quarter; and (ii) a calculation of the royalty payment due from Amgen hereunder for such Calendar Quarter. In the event of Combination Product(s), the aforementioned report shall include a reasonably detailed calculation of how Net Sales were calculated in relation to such Combination Product(s).
8.4.2Based on the reports received by Novartis from Amgen pursuant to Section 8.4.1 and without prejudice to Section 8.9 (Audits), Novartis shall issue an invoice to Amgen for the amount of the royalty payments indicated in the Calendar Quarter report. Following receipt of such invoice, to the extent that Amgen does not dispute, in good faith, the amount set forth on such invoice, Amgen shall pay the amount of the royalty payments indicated on such invoice within [***] to an account designated by Novartis.
8.4.3Any reports which contain currency conversions shall provide the details and background information used to calculate such conversions. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. Dollars, such Net Sales invoiced or expenses incurred shall be converted into the U.S. Dollar equivalent using a rate of exchange which corresponds to the rate used by the Party recording Net Sales (or an Affiliate) uses for purposes of calculating its financial reports. Any royalty amount shall be calculated based upon the U.S. Dollar equivalent calculated in accordance with the foregoing.
8.5No Wrongful Reductions. Amgen shall not attempt to reduce compensation rightly due to Novartis hereunder by shifting compensation otherwise payable to Amgen from a Third Party with respect to the Product to another product or service for which no royalties are payable by it hereunder.
8.6Cost Allocation.
8.6.1Allocation of Recoveries, Development Costs and Program Costs. Each Party shall account for Program Costs and Development Costs in accordance with its Accounting Standards.
8.6.1.1Each Party shall be entitled to share in fifty percent (50%) of Recoveries;
8.6.1.2Each Party shall pay fifty percent (50%) of Program Costs other than (1) Commercialization Costs, (2) Amgen Headquarter Marketing FTE Costs, and (3) Novartis Headquarter Marketing FTE Costs; provided that in any given Calendar Year, [***].  For clarity, [***] (i) [***] and (ii)  [***] percent ([***]%) [***] percent ([***]%) [***];
8.6.1.3Novartis shall pay [***] ([***]%) of Development Costs (including Medical Affairs Activities Costs) until such time as such Development Costs (including Medical Affairs Activities Costs) not otherwise payable by Novartis under the Global Agreement with respect to the Product equal [***] [***] in the aggregate, after which time each Party shall pay fifty percent (50%) of all Development Costs (including Medical Affairs Activities Costs) in excess of those Development Costs (including Medical Affairs Activities Costs) otherwise payable by Novartis with respect to the Product under the Global Agreement, provided that Novartis shall have no obligation to fund Development Costs (a) solely relating to Development of the Product for Regulatory Approval in Japan to the extent such costs are not included in the Development Budget as of the Original Effective Date or (b) [***]. For clarity, (1) [***] and (2) following such payment by Novartis of such [***] in Development Costs (including Medical Affairs Activities Costs) with respect to the Product, subject to [***], Novartis will effectively pay [***] of all Development Costs (including Medical Affairs Activities Costs) for the Product, which includes (i) [***] percent ([***]%) of all Development Costs (including Medical Affairs Activities Costs) (pursuant to Section 9.7.1 (Development Cost Sharing) of the Global Agreement) for the Product and (ii) [***] percent ([***]%) of all Development Costs (including Medical Affairs Activities Costs) in excess of those Development Costs otherwise payable by Novartis with respect to the Product under the Global Agreement.
8.6.1.4 For Calendar Year 2021, each Party shall pay [***] percent ([***]%) of the Commercialization Costs, Amgen Headquarter Marketing FTE Costs, and Novartis Headquarter Marketing FTE Costs; provided:
(a)Novartis Headquarter Marketing FTE Costs will not exceed [***] in total for Calendar Year 2021;
(b)the Amgen Headquarter Marketing FTE Costs will not exceed [***] in total for Calendar Year 2021;

(c)Novartis’ OSE Costs will not exceed [***] in total for Calendar Year 2021, other than OSE Costs incurred by Novartis during the Transition Period pursuant to the Transition Services Agreement, to the extent the incurrence of such costs causes Novartis’ OSE Costs for Calendar Year 2021 [***]; and
(d)The sum of Novartis’ OSE Costs and Amgen’s OSE Costs will not exceed [***] in total for Calendar Year 2021.
8.6.1.5For Calendar Year 2022 and for each Calendar Year thereafter, Novartis shall reimburse Amgen for [***] percent ([***]%) of:

(a)the lesser of (i) [***] for such Calendar Year or (ii) [***]; provided, Novartis’ reimbursement obligation with respect to [***] are limited to the [***] and Amgen shall pay [***] percent ([***]%) of the [***] in excess of the [***] in any such Calendar Year; and
(b)the lesser of (i) the Commercialization Costs for such Calendar Year or (ii) the sum of (1) the [***] for such Calendar Year and (2) the [***], if any, for such Calendar Year (such sum, the “Commercial Costs Limit”); provided, Amgen shall pay [***] percent ([***]%) of (and Novartis will [***]) the Commercialization Costs in excess of the Commercial Costs Limit in any such Calendar Year. For clarity, the [***].
8.6.2Cap Calculation.
8.6.2.1Baseline Cap. By [***], Amgen shall provide written notice to Novartis of a good faith, non-binding estimate of the number of sales representatives anticipated for the [***]. Upon the earlier of (i) [***] and (ii) the [***], the “Baseline Cap” shall be calculated as the sum of (1) the [***] and (2) the [***]. The Baseline Cap will reflect the baseline upon which the [***] for each of Calendar Years [***] through [***] will initially be calculated (until a new Cap calculation is required as a result of a Biennial Cap Adjustment) and from which the Cap Discount Factor will be derived.
8.6.2.2Cap Discount Factor. The “Cap Discount Factor” means the annual weighted average of (1) a [***] percent ([***]%) annual decrease applied to the [***] and (2) a [***] percent ([***]%) annual increase applied to the [***]. The Cap Discount Factor will be calculated one time only at the time the Baseline Cap is established and, except as contemplated in Section 8.6.2.3 with respect to the Biennial Cap Adjustment resulting in an Adjusted Cap, will not be subject to re-calculation in later years during the Term. [***].
8.6.2.3Biennial Cap Adjustment. Effective as of [***] of each of Calendar Years [***], the Cap for such Calendar Year shall be [***] as follows based on the [***] by measuring the [***] (each a “Biennial Cap Adjustment”).

(a)For every [***], the Cap Discount Factor applied to the Cap of the prior Calendar Year (and for clarity, that Calendar Year only) will be [***].
(b)For every [***], the Cap Discount Factor applied to the Cap of the prior Calendar Year (and for clarity, that Calendar Year only) will be [***].
(c)If the [***], then the Cap for the then-current Calendar Year will remain unchanged.
(d)For clarity, the Cap Discount Factor resulting from the Biennial Cap Adjustment will be increased or decreased by fractional percentages rounded to the nearest hundredth of a percent.
(e)The Cap for the then-current Calendar Year resulting from the application of the modified Cap Discount Factor to the Cap of the prior Calendar Year shall be known as the “Adjusted Cap”.
(f)Upon any Biennial Cap Adjustment, the Adjusted Cap will thereafter be the basis upon which the [***] is applied in the calculation of the Caps for the subsequent Calendar Years until [***].
After each Biennial Cap Adjustment, the illustrative Cap Schedule shall be updated for each remaining Calendar Year until [***] to reflect any modifications as a result of the Adjusted Cap. The Parties will discuss and share the Cap Schedule every [***] Calendar Years as updated in accordance with this Agreement.
8.6.2.4Caps for Calendar Years [***] and beyond during the Term. Prior to [***], the Parties shall negotiate in good faith the Caps for Calendar Years [***] and beyond. If the Parties cannot agree on Caps for Calendar Years [***] and beyond during the Term, the Cap Discount Factor and Biennial Cap Adjustment shall continue to apply for such Calendar Years and the Parties shall update the Cap Schedule in accordance with such Cap Discount Factor and Biennial Cap Adjustment for such Calendar Years.
8.6.2.5Amgen’s Discretion within the Cap.

(a)For clarity, during the course of each Calendar Year, Amgen may, in its sole discretion (but subject to acting consistently with the US Brand Plan) (i) allocate the [***] amongst the [***], provided that the overall

Cap for such Calendar Year will continue to apply and (ii) [***], but doing so will in no event increase the Cap.
(b)During the Term, Amgen shall use reasonable efforts to communicate to Novartis if Amgen [***] that the Commercialization Costs in a Calendar Year will be less than [***] of the applicable Cap to assist Novartis with its internal budgeting and planning; provided, for clarity any such communication by Amgen would not trigger a recalculation of the Cap or modify Novartis’ cost sharing obligations under Section 8.6.1.5 or otherwise under this Agreement.
8.6.2.6In the event the economic outlook for the Product in the United States [***], the Parties will discuss in [***] revisions to the Cap in present and future affected Calendar Years to enable appropriate Commercialization activities with the intent to optimize brand performance in light of such changed economic outlook for the Product.
8.6.3Payment of Costs. Subject to reconciliation as provided in Section 8.6.5 (Payments), the Party initially incurring Development Costs and Program Costs shall be responsible for and pay for all such Development Costs and Program Costs so incurred. Each Party shall maintain the books and records referred to in Section 8.9 (Audits) and shall accrue all Development Costs and Program Costs in accordance with the terms and conditions hereof and in accordance with its Accounting Standards.
8.6.4Reports. Without limitation of Section 5.6 (Detailing Reports and Audit Rights), within [***] after the end of each Calendar Quarter, each Party shall provide the other Party with a report specifying in reasonable detail Program Costs (broken down by category as set forth in the definition of Program Costs) incurred by such Party in such Calendar Quarter, as well as any other Costs for which such Party is entitled to reimbursement hereunder; provided that in the event that Sales Force Costs for any Detail(s) conducted by Amgen in a given Calendar Quarter [***], Amgen shall [***] such Sales Force Costs, and such Sales Force Costs shall [***]. Such Program Costs shall be attributed by Amgen to the Calendar Quarter in which they are expensed. For clarity, the reporting obligations of the Parties with respect to Development Costs shall be governed by Section 9.7.3 (Reports) of the Global Agreement.
8.6.5Payments. Within [***] after the end of each Calendar Quarter, Amgen will prepare a reconciliation report setting forth the total amounts of Program Costs incurred by each Party in such Calendar Quarter based on the reports submitted by the Parties pursuant to Section 8.6.4 (Reports), the allocation of the total amounts of each category of costs within Program Costs between the Parties in accordance with Section 8.6.1 (Allocation of Recoveries, Development Costs and Program Costs), and the calculation of the amount payable by the applicable Party to the other Party in order to achieve such allocation.  Based on such reconciliation report, the Party to whom a payment is owed in order to achieve such allocations shall issue an invoice to the other Party for the appropriate amount in accordance with Section 8.8 (Payment Method) and the owing Party shall make the applicable payment within [***] after receiving such invoice. For clarity, reconciliation payments with respect to Development Costs shall be governed by Section 9.7.4 (Payments) of the Global Agreement.

8.6.6Calculation of Sales Force Costs. Sales Force Costs will be calculated as follows:
(a)For each Party with respect to Commercialization activities in the United States prior to the Restated Effective Date, in accordance with the provisions of the Original US Agreement;
(b)(i) for Novartis with respect to the Novartis Transitional Commercialization Activities and (ii) for Amgen in the United States [***], in each case for a given period of time, Sales Force Costs will be determined by including in Commercialization Costs the product of (A) the [***] of such Party supporting the Product in the United States multiplied by (B) the [***] prorated for such period of time and utilizing a First Position Detail Equivalent Basis; provided, however, (1) the Sales Force Costs attributable to Novartis with respect to the Novartis Transitional Commercialization Activities will not exceed [***] and (2) the Sales Force Costs attributable to Amgen in the United States [***] will not exceed [***].
(c)For Amgen in the United States during Calendar Year [***], for a given Calendar Quarter, will be determined by including in Commercialization Costs the Sales Force Costs of Details (as illustrated in [***]) performed by Amgen or any of its Affiliates or contractors in the United States utilizing a First Position Detail Equivalent Basis as follows: (i) [***]percent ([***]%) if such sales representative Details the Product as a First Position Detail as set forth in the United States Brand Plan and details no other products; (ii) [***] percent ([***]%) if such sales representative Details the Product as the First Position Detail as set forth in the United States Brand Plan and details only one (1) other product; (iii) [***] percent ([***]%) if such sales representative Details the Product as a First Position Detail as set forth in the United States Brand Plan and details only [***] other products; (iv) [***] percent ([***]%) if such sales representative Details the Product as a Second Position Detail and details only [***] other product(s); and (v) [***] percent ([***]%) if such sales representative Details the Product as a Third Position Detail [***] ((i) through (v), as applicable, the “First Position Detail Equivalent Basis”). Notwithstanding the foregoing, in case that, notwithstanding the JSC decision-making provisions of the Global Agreement, the Parties mutually agree at the JSC ([***]) that the Detailing under this Agreement, for any given Calendar Quarter, shall be or has been significantly impacted such that Amgen’s call plan consistent with the United States Brand Plan will not be achieved due to causes beyond Amgen’s reasonable control, which shall include but not be limited to pandemics and other outbreak of illness or public health events, (A) the product of the [***] supporting the Product on behalf of Amgen in the United States multiplied by the [***] prorated for such Calendar Quarter shall be deemed the applicable Sales Force Costs for Amgen for inclusion into the Commercialization Costs or (B) the determination of Amgen’s applicable Sales Force Costs shall be handled as may otherwise be agreed upon by the Parties in writing.
For clarity, with respect to any period for which Amgen is determining its Sales Force Costs on an “FTE-basis” (e.g., as contemplated in clause (b)), Amgen shall [***] as described in this Section 8.6.6. Amgen represents and warrants to Novartis that [***] and Amgen shall use commercially reasonable efforts to onboard and train Sales Force FTEs within such period so that such Sales Force FTEs may commence Detailing the Product at the end of such [***] period.
8.7Sublicense Payments. Each Party shall be responsible for any Third Party license fees, milestones, royalties or other payments owed with respect to the Product or uses or methods of Manufacture thereof (or of its components), on intellectual property that is licensed by such Party prior to or as of the Original Effective Date. For the avoidance of doubt, such sublicense payments shall not be included in any calculation of Development Costs.
8.8Payment Method. All amounts in this Agreement are expressed in U.S. Dollars. All payments made hereunder between the Parties shall be made in U.S. Dollars except as set forth in Section 8.10 (Blocked Currency). Any sales incurred in a currency other than U.S. Dollars shall be converted to the U.S. Dollar equivalent using the applicable Party’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into U.S. Dollars. Each Party shall pay all sums due hereunder, on invoice, by check, wire transfer, or electronic funds transfer (EFT) in immediately available funds. Each Party will promptly notify the other Party of the appropriate account information to facilitate any such payments. Regardless of the amounts of any royalties or other payments due under this Agreement or any other agreement between the Parties or their Affiliates, all amounts payable under this Agreement shall be paid in full (subject to Section 8.12 (Withholding) and Section 8.13 (VAT)).
8.9Audits. Each Party shall keep complete and accurate records showing (i) the expenses incurred by it in performing its Commercialization activities, (ii) its Program Costs, (iii) Net Sales of the Product in the United States and the calculation of royalty payments due and (iv) calculation of the License Payments, during the three (3) preceding Calendar Years, which books and records shall be in sufficient detail to confirm the accuracy of all payments due hereunder. Such records of each Party shall be open (in such form as may be available or reasonably requested by an internationally recognized certified public accounting firm in accordance with this Section 8.9 (Audits)) to inspection for three (3) years following the end of the period to which they pertain. Each Party shall have the right, at its own expense, to have an independent, internationally recognized certified public accounting firm, selected by it review the records of the other Party upon reasonable notice and during regular business hours, with not less than ten (10) Business Days’ advance written notice and under reasonable obligations of confidentiality which are in any event no less stringent than those confidentiality obligations set forth in Article 10 (Confidentiality). The report of such accounting firm shall be made available to both Parties simultaneously, promptly upon its completion; provided, however, that the Party being audited shall have the right to review and comment on the final draft version of the report prior to it being finalized. Such review and comment period shall extend for four (4) weeks after the audited Party’s receipt of such draft report. Each Party’s audit rights with respect to any Calendar Year shall expire three (3) years after the end of such year and the books and records for any particular Calendar Year shall only be subject to one (1) audit. Should the inspection lead to the discovery of a discrepancy to the auditing Party’s detriment, then the other Party shall pay to the auditing Party the amount of the discrepancy. Should the inspection lead to the discovery of a discrepancy to the detriment of the Party being audited, then the auditing Party shall pay to the Party being audited the amount of the discrepancy. The auditing Party shall pay the full cost of the inspection unless the discrepancy is to the detriment of the auditing Party and is greater than [***] percent ([***]%) of the amount actually paid for the audited period, in which case the Party being audited shall pay the cost of such inspection. For clarity, the audit rights of the Parties with respect to Development Costs shall be governed by Section 9.11 (Audits) of the Global Agreement.
8.10Blocked Currency. If at any time legal restrictions prevent the prompt remittance of any payments with respect to sales therein, the Party making payment shall have the right and option to make such payments by depositing the amount thereof in local currency to the other Party’s account in a bank or depository designated by such other Party.
8.11Taxes. All Taxes levied on account of a payment pursuant to this Agreement will be subject to the withholding and remittance provisions of Section 8.12 (Withholding). Except as otherwise provided, each Party will be responsible for its own taxes, fees, duties or similar amounts levied on account of any payments made to it under this Agreement.
8.12Withholding. In the event that Law requires either Party to pay or withhold Taxes with respect to any payment to be made by such Party pursuant to this Agreement, such Party shall notify the other Party in writing of such payment or withholding requirements prior to making the payment and provide such assistance to the other Party, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary to claim an exemption from or reduction of such Taxes. The Party making payment will, in accordance with Law, withhold Taxes from the amount due, remit such Taxes to the appropriate tax authority, and furnish the other Party with proof of payment of such Taxes within fifteen (15) Business Days following obtaining the relevant payment certificate. If Taxes are paid to a tax authority, each Party shall provide such assistance to the other Party as is reasonably required to obtain a refund of Taxes withheld, or obtain a credit with respect to Taxes paid. Further, the Parties agree that no gross up mechanism or similar type adjustment will apply to such net payment. Notwithstanding the foregoing, in the event that a Party unilaterally restructures the payment of any monies payable to the other Party under this Agreement such that such first Party or any of its Affiliates makes the payment of such monies payable to the other Party under this

Agreement and solely as a result of such unilateral restructuring said amount is subject to withholding and further, such other Party is not able to recover or credit all or part of such withheld amount(s), such first Party agrees to compensate the other Party without interest for the corresponding economic impact of such non-recoverable or non-creditable amount. Such compensation must be made within a reasonable timeframe, upon request of such other Party. For the avoidance of doubt, the preceding sentence shall apply only in respect of a unilateral restructuring of payments by such first Party and shall not apply (x) in the event of a change in applicable Law or circumstance, (y) as the result of such other Party’s inability to recover or credit such withholding on a current or future basis due to such other Party’s taxable income (loss) position or other tax attributes in a given year, or (z) for any other reason beyond the exclusive control of such first Party.
8.13VAT. All payments due pursuant to this Agreement shall be paid exclusive of any VAT (which, if applicable, shall be payable upon receipt of a valid VAT invoice).
8.14Late Payment. Any payments or portions thereof due hereunder which are not paid when due shall bear interest at the Contract Interest Rate calculated on the number of days such payment is delinquent. This Section 8.14 (Late Payment) shall in no way limit any other remedies available to either Party.
8.15Appropriate Measure of Value. Each of the Parties acknowledges that the value provided by the other hereunder is comprised of many related items, including intellectual property of various types, access to Development and Commercialization expertise, clinical data and other financial and non-financial consideration and that the royalty payments set forth in Section 8.3 (Royalty Payments) are intended to capture such value as an aggregate. Therefore, the increase, decrease or lapse of any particular items or rights shall not affect the amount of such royalty, and the Parties agree that both the amount and duration of the royalty payments set forth in this Article 8 (Payment) are reasonable.
9.Intellectual Property
9.1Ownership and Cooperation.
9.1.1Ownership of Technology. Except to the extent expressly specified to the contrary in this Agreement: (i) each Party shall retain and own all right, title and interest in and to all patent rights, trade secrets, proprietary rights and other intellectual property rights conceived or created solely by such Party; (ii) the Parties shall jointly own all right, title, and interest in and to all patent rights, trade secrets, proprietary rights and other intellectual property rights conceived or created jointly by the Parties pursuant to the US Collaboration and, subject to the provisions of this Agreement and the Global Agreement, neither Party shall have any duty to account or obtain the consent of the other Party (such consent deemed given hereunder) in order to exploit, license or assign such intellectual property rights; and (iii) inventorship and authorship of any invention, or work of authorship conceived or created by either Party or jointly by the Parties pursuant to the US Collaboration, shall follow the rules of the U.S. Patent and Trademark Office and the Laws of the U.S. (without reference to any conflict of law principles). Notwithstanding the foregoing, any Copyrights pertaining to Promotional Materials, Non-Promotional Materials or training materials for the Product in the United States shall be owned solely by the Amgen.

9.1.2Notification. Each Party shall promptly notify the other upon becoming aware (i) of any actual, suspected or threatened material infringement of any Amgen Technology, Novartis Technology, Amgen Product Trademarks or Joint Patents; (ii) of any claim that either Party’s exercise of the rights granted under any Amgen Technology, Novartis Technology, Amgen Product Trademarks or Joint Patents infringes any rights or patents of a Third Party; (iii) of any claims of alleged patent or trademark infringement by Amgen or Novartis with respect to the Manufacture, use, sale, offer for sale or importation of Product; (iv) of any threatened, suspected or actual material misappropriation of Amgen Know-How or Novartis Know-How; and/or (v) of any actual, suspected or threatened material infringement or dilution of the Amgen Product Trademarks Amgen Housemarks as used with the Product or Novartis Housemarks as used with the Product, all of the foregoing, (i) through (v), anywhere in the world.
9.2Prosecution and Maintenance.
9.2.1Amgen Primary Prosecution. Amgen shall control, itself or through outside counsel reasonably acceptable to Novartis and directed by Amgen, Patent and Trademark Matters with respect to Amgen Patents, Amgen Product Trademarks and Joint Patents (in the case of Joint Patents, the prosecution will be in the name of both Parties), in each case solely in the United States (collectively, the “United States Patents and Trademarks”), as well as preparation and filing for any patent term extensions or similar protections therefor. From and after the Original Effective Date, with respect to United States Patents and Trademarks specific to the Product, (i) Amgen shall provide Novartis with copies of and an opportunity to review and comment upon the text of the applications relating to such United States Patents and Trademarks as soon as practicable (but in no event less than [***] for new patent application filings and [***] for all other filings or correspondence before submission thereof) before filing, (ii) Amgen shall provide Novartis with a copy of each submission made to and document received from a patent or trademark authority, court or other tribunal regarding any such United States Patents and Trademarks reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within such United States Patents and Trademarks as filed together with notice of its filing date and application number, (iii) Amgen shall keep Novartis advised of the status of all material communications, actual and prospective filings or submissions regarding such United States Patents and Trademarks, and shall give Novartis copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent or trademark authority or judicial body, and (iv) Amgen shall reasonably consider in good faith Novartis’ comments on the communications, filings and submissions for such United States Patents and Trademarks. Amgen shall not abandon or fail to (a) maintain any patent, trademark or application within such United States Patents and Trademarks or (b) defend against any post-grant challenges, including without limitation inter-partes reviews or post-grant reviews filed with respect to any patent, trademark or application within such United States Patents and Trademarks, in each case, without the prior written consent of Novartis and Novartis shall respond to Amgen’s request for a consent within [***] of receipt of such request.
9.2.2Novartis Primary Prosecution. Novartis shall control, itself or through outside counsel reasonably acceptable to Amgen and directed by Novartis, Patent and Trademark Matters with respect to Novartis Patents solely in the United States (collectively, the “United

States Novartis Patents”), as well as preparation and filing for any patent term extensions or similar protections therefor. From and after the Original Effective Date, with respect to United States Novartis Patents specific to the Product, (i) Novartis shall provide Amgen with copies of and an opportunity to review and comment upon the text of the applications relating to such United States Novartis Patents as soon as practicable (but in no event less than [***] for new patent application filings and [***] for all other filings or correspondence before submission thereof) before filing, (ii) Novartis shall provide Amgen with a copy of each submission made to and document received from a patent authority, court or other tribunal regarding any such United States Novartis Patents reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within such United States Novartis Patents as filed together with notice of its filing date and application number, (iii) Novartis shall keep Amgen advised of the status of all material communications, actual and prospective filings or submissions regarding such United States Novartis Patents, and shall give Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent authority or judicial body, and (iv) Novartis shall reasonably consider in good faith Amgen’s comments on the communications, filings and submissions for such United States Novartis Patents.
9.2.3Amgen Secondary Prosecution. From and after the Original Effective Date, with respect to United States Novartis Patents specific to the Product, if Novartis proposes to abandon or fail to maintain any patent or application within such United States Novartis Patents, it shall give Amgen reasonable notice thereof (with sufficient time for Amgen to assume control thereof and continue the prosecution or maintenance of such patent or application) and thereafter Amgen may, upon written notice to Novartis, control Patent and Trademark Matters with respect to such patent or application within such United States Novartis Patents thereafter in accordance with this Section 9.2.3 (Amgen Secondary Prosecution) (any patent or application so assumed, an “Amgen Assumed Item”). Amgen shall control, itself or through outside counsel reasonably acceptable to the Parties and directed by Amgen, Patent and Trademark Matters with respect to Amgen Assumed Items in the United States, as well as preparation and filing for any patent term extensions or similar protections therefor. Amgen shall provide Novartis with a copy of each material submission made to and document received from a patent authority regarding any Amgen Assumed Items reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Amgen Assumed Items as filed together with notice of its filing date and application number.
9.2.4Amgen Territory. Except to the extent expressly provided otherwise in the Global Agreement, in the Amgen Territory, Amgen shall control and be solely responsible for all Patent and Trademark Matters with respect to (i) its patent rights, trademark rights and other intellectual property and (ii) Joint Patents. Notwithstanding the other provisions of this Section 9.2.4 (Amgen Territory), without the prior written consent of Novartis, Amgen shall not take any action (or fail to take any action) with respect to such intellectual property or Joint Patents [***] that would reasonably be expected to [***] on the Amgen Patents, the Novartis Patents or the conduct of Medical Affairs Activities with respect to or Commercialization of the Product [***].

9.2.5Expenses. Costs incurred in connection with Patent and Trademark Matters in accordance with this Section 9.2 (Prosecution and Maintenance) in the United States will be included as Other Costs.
9.3Defense and Settlement of Third Party Claims.
9.3.1United States Patents and Trademarks. From and after the Original Effective Date, if a Third Party asserts that a patent right or other right owned by it is infringed by the Manufacture, use, sale, offer for sale or importation of the Product by either Party in the United States, such Party shall have the sole right to defend against any such assertions. The other Party shall reasonably assist such first Party and cooperate in any such litigation at such first Party’s request. Subject to such control, the other Party may join any defense and settlement pursuant to this Section 9.3 (Defense and Settlement of Third Party Claims). The Party defending the Third Party claim shall seek and reasonably consider the other Party’s comments before determining the strategy for such matter. Without limiting the foregoing, each Party shall keep the other advised of all material communications and actual and prospective filings or submissions regarding such action, and shall provide the other Party with (i) copies of and an opportunity to review and comment on any such communications, filings and submissions and (ii) Calendar Quarterly updates on estimated and actual Costs incurred in connection therewith. Neither Party shall settle or consent to the entry of any judgment in any such action without the other Party’s prior written consent, not to be unreasonably withheld or delayed, unless such settlement (a) includes a complete release from liability with respect to the Third Party claim and (b) does not include any admission of wrongdoing by such other Party. Each Party shall keep the other fully informed of all claims and actions governed by this Section 9.3 (Defense and Settlement of Third Party Claims). In the event either Party becomes engaged in: (1) settlement discussions with a Third Party that has specifically asserted that a patent right or Trademark of such Third Party would be infringed by the Manufacture, use, sale, offer for sale or importation of the Product in the United States; (2) settlement discussions of an interference involving a patent right or Trademark of such Party corresponding to a Patent or Trademark that is subject to the licenses granted hereunder; or (3) cross-license discussions with respect to a patent right or Trademark corresponding to a Patent or Trademark that is subject to the licenses granted hereunder: (A) such Party shall keep the other reasonably informed of the status of such discussions; and (B) such Party shall consider in good faith any comments or suggestions of the other Party. Costs incurred in connection with such defense and settlement of Third Party claims in accordance with this Section 9.3.1 (United States Patents and Trademarks) (including under Section 9.5 (Cooperation)) will be included as Other Costs (other than Costs incurred by a Party in fulfilling its indemnification obligations hereunder). In the event that a Third Party asserts that a patent right or other right owned by it is infringed by the sale, offer for sale or importation of the Product by both Parties in the United States, the Parties shall discuss and develop a joint strategy with respect to the defense against any such assertions. For clarity, notwithstanding the foregoing or anything to the contrary contained herein, Amgen shall have no obligation to share with Novartis any Product manufacturing or CMC information or any information related to products other than the Product.
9.3.2Amgen Territory Patents and Trademarks.  From and after the Original Effective Date, with respect to Amgen Patents, Amgen Product Trademarks and Joint Patents, in each case in the Amgen Territory (collectively, the “Amgen Territory Patents and Trademarks”) specific to the Product, if a Third Party asserts that a patent right or other right owned by it is infringed by the manufacture, use, offer for sale, sale, or importation of the Product in the Amgen Territory by Amgen, except to the extent expressly provided otherwise in the Global Agreement, Amgen shall have the sole right to defend against any such assertions at its sole cost. Novartis shall reasonably assist Amgen and cooperate in any such litigation at Amgen’s request, and Amgen shall reimburse Novartis any reasonable, documented, out-of-pocket costs (including legal fees) incurred in connection therewith. Subject to such control, Novartis may join any defense and settlement pursuant to this Section 9.3 (Defense and Settlement of Third Party Claims), with its own counsel at its sole cost. Amgen shall seek and reasonably consider Novartis’ comments before determining the strategy for such matter. Without limiting the foregoing, Amgen shall keep Novartis advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Novartis copies of and an opportunity to review and comment on any such communications, filings and submissions. Amgen shall not settle or consent to the entry of any judgment in any such action that would reasonably be expected to [***] the Amgen Patents, the Amgen Product Trademarks or the conduct of Medical Affairs Activities with respect to or Commercialization of the Product in [***].
9.3.3Mutual Provisions. Each Party shall have the right to redact any information disclosed to the other Party pursuant to this Section 9.3 (Defense and Settlement of Third Party Claims) relating to any product other than the Product.
9.4Infringement Notice; Enforcement.
9.4.1Notice. Each Party shall promptly notify the other Party in writing if it reasonably believes that any United States Patents and Trademarks or United States Novartis Patents are infringed or misappropriated by a Third Party in the United States.
9.4.2Amgen Primary Enforcement. From and after the Restated Effective Date, with respect to United States Patents and Trademarks specific to the Product, Amgen shall have:

(a)the first right, but not the obligation, to enforce such United States Patents and Trademarks against any actual, alleged or threatened infringement or misappropriation by any Third Party with respect to a Biosimilar Product in the United States, subject to Section 9.5 (Cooperation); and
(b)subject to clause (a), the sole right, but not the obligation, to enforce such United States Patents and Trademarks against any actual, alleged or threatened infringement or misappropriation by any Third Party with respect to any product other than a Biosimilar Product in the United States, subject to Section 9.5 (Cooperation).
In the event Amgen elects to bring and prosecute such an action, Novartis shall reasonably assist Amgen and cooperate in any such action at Amgen’s request, and Amgen shall seek and reasonably consider Novartis’ comments before determining the strategy. Without limiting the foregoing, Amgen shall keep Novartis advised of all material communications, actual and prospective filings or submissions regarding such action, including with respect to actions set forth under 42 U.S.C. § 262(l), shall provide Novartis copies of and an opportunity to review and comment on any such material communications, filings and submissions (provided that Amgen shall have the right to redact any Amgen Manufacturing information and any information relating to any product other than the Product from any such materials), and will consult with Novartis regarding the reasons for not seeking to enforce any particular United States Patents and Trademarks against such Third Party to the extent permitted by any existing protective orders or other agreements prohibiting the disclosure of Third Party information.
9.4.3Novartis Secondary Enforcement. From and after the Restated Effective Date, with respect to United States Patents and Trademarks specific to the Product, in the event Amgen does not commence an enforcement action or otherwise take action to abate any alleged infringement or misappropriation of any such United States Patents and Trademarks with respect to a Biosimilar Product marketed in the United States pursuant to Section 9.4.2(a), including with respect to actions set forth under 42 U.S.C. § 262(l), within [***] after Novartis requests Amgen to do so in writing (or, if later, within [***] after such action can viably be brought by Law (as, for example, in the case of expiration of a clinical trial exception to patent infringement, and, if sooner, by such time as it would no longer be possible to bring such action due to delay)), Novartis shall be entitled to bring and prosecute such an action, including actions set forth under 42 U.S.C. § 262(l), and Amgen will cooperate with Novartis. If Novartis elects to bring and prosecute such an action, then Novartis shall seek and reasonably consider Amgen’s comments on strategy. Without limiting the foregoing, Novartis shall keep Amgen advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions (provided that Novartis shall have the right to redact any information relating to any product other than the Product from any such materials). Novartis shall not settle, or consent to any judgment in, any action under this Section 9.4.3 (Novartis Secondary Enforcement) [***].
9.4.4Novartis Primary Enforcement. From and after the Original Effective Date, with respect to United States Novartis Patents specific to the Product, Novartis shall have the first right, but not the obligation, to enforce such United States Novartis Patents against any actual, alleged or threatened infringement or misappropriation by Third Parties in the United States, subject to Section 10.5 (Cooperation). In the event Novartis elects to bring and prosecute such an action, Amgen shall reasonably assist Novartis and cooperate in any such action at Novartis’ request, and Novartis shall seek and reasonably consider Amgen’s comments before determining the strategy. Without limiting the foregoing, Novartis shall keep Amgen advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions.
9.4.5Amgen Secondary Enforcement. From and after the Original Effective Date, with respect to United States Novartis Patents specific to the Product, in the event Novartis does not commence an enforcement action or otherwise take action to abate any alleged infringement or misappropriation of any such United States Novartis Patents within [***] after Amgen requests Novartis to do so in writing (or, if later, within [***] after such action can viably be brought by

Law (as, for example, in the case of expiration of a clinical trial exception to patent infringement, and, if sooner, by such time as it would no longer be possible to bring such action due to delay)), Amgen shall be entitled to bring and prosecute such an action and Novartis will cooperate with Amgen. If Amgen elects to bring and prosecute such an action, then Amgen shall seek and reasonably consider Novartis’ comments on strategy. Without limiting the foregoing, Amgen shall keep Novartis advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Novartis copies of and an opportunity to review and comment on any such material communications, filings and submissions (provided that Amgen shall have the right to redact any information relating to any product other than the Product from any such materials). Amgen shall not settle, or consent to any judgment in, any action under this Section 9.4.5 (Amgen Secondary Enforcement), without Novartis’ prior written consent, not to be unreasonably withheld or delayed.
9.4.6Enforcement Costs. Costs incurred in connection with enforcement activities pursuant to this Section 9.4 (Infringement Notice; Enforcement) (including under Section 9.5 (Cooperation) but excluding Section 9.4.7 (Amgen Territory) and 9.4.8 (Novartis Intellectual Property Rights Outside the United States)) shall be included as Other Costs.
9.4.7Amgen Territory. Except to the extent expressly provided otherwise in the Global Agreement, Amgen shall have the sole right, but not the obligation, to enforce its patent rights, trademark rights and other intellectual properties, and the Joint Patents in the Amgen Territory against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Amgen Territory, and to settle any such matters in its sole discretion subject to Section 9.3 (Defense and Settlement of Third Party Claims). Except to the extent expressly provided otherwise in the Global Agreement, Novartis shall have no right to enforce such rights in the Amgen Territory.
9.4.8Novartis Intellectual Property Rights Outside the United States. Novartis shall have the sole right, but not the obligation, to enforce Novartis Patents outside the United States against any actual, alleged or threatened infringement or misappropriation by Third Parties outside the United States, and to settle any such matters in its sole discretion. Amgen shall have no right to enforce such rights outside the United States.
9.5Cooperation. When either Party is bringing or defending an action of the type described in Section 9.3 (Defense and Settlement of Third Party Claims) or Section 9.4 (Infringement Notice; Enforcement), then upon reasonable request by such a Party, the other Party will reasonably assist in the defense against or enforcement of such action, including if required or desirable to bring, maintain or prove damages in such action, furnishing a power of attorney, furnishing documents and information, providing employee witnesses, and executing all necessary documents as such Party may reasonably request.
9.6Patent Term Extensions. From and after the Original Effective Date, with respect to United States Patents and Trademarks and United States Novartis Patents, in each case specific to the Product, each Party shall provide reasonable assistance to the other Party in connection with obtaining patent term extensions for such Amgen Patents, Novartis Patents and Joint Patents consistent with the rights of the other Party to control such matters as specified in Section 9.2 (Prosecution and Maintenance). To the extent reasonably and legally required in order to obtain any such patent term extension in the United States, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the patent term extension in the United States.
9.7Employee Agreements. Prior to beginning work relating to any aspect of the subject matter of this Agreement or being given access to Amgen Technology or Novartis Technology or the Confidential Information of the other Party, each employee, consultant or agent of Novartis or Amgen, respectively, shall have either signed or shall be bound to a non-disclosure and invention assignment agreement pursuant to which each such person shall agree to comply with all of the obligations of Novartis or Amgen, as appropriate, substantially including: (i) promptly reporting any Information, as appropriate; (ii) assigning to Novartis or Amgen, as appropriate, all of his or her right, title and interest in and to any such Information or be bound by applicable Law to assign to Novartis or Amgen, as appropriate, all of his or her right, title and interest in and to any such Information; (iii) cooperating in the preparation, filing, prosecution, maintenance, enforcement and defense of any intellectual property rights; (iv) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement; and (v) abiding by the obligations of confidentiality and non-use set forth in this Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement need not be specific to this Agreement, and that the operation of a collective employment policy sufficient to achieve the intent of the foregoing shall be sufficient to satisfy such obligation. Each Party shall be responsible for any compensation and any other payments due to its own inventors of any patent right.
10.Confidentiality
10.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and proprietary information and materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”). Novartis shall have no right to and shall not utilize any Confidential Information of Amgen except as required to enforce its rights under this Agreement or as expressly permitted under the Global Agreement. For clarity, Confidential Information of a Party shall include all information and materials disclosed by such Party or its designee that (i) is marked as “Confidential,” “Proprietary” or with similar designation at the time of disclosure or (ii) by its nature can reasonably be expected to be considered Confidential Information by the recipient. Information disclosed orally shall not be required to be identified as such to be considered Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent that it can be established by written documentation by the receiving Party that such information:
10.1.1was already known to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;
10.1.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

10.1.3became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
10.1.4was independently developed by the receiving Party (without reference to or use of Confidential Information of the other Party) as demonstrated by documented evidence prepared contemporaneously with such independent development; or
10.1.5was disclosed to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.
10.2Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party solely as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement: (a) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, and (b) to the extent such disclosure is reasonably necessary or useful in conducting Development, Manufacture, Commercialization or Medical Affairs Activities under this Agreement; (ii) to the extent such disclosure is to a Governmental Authority as reasonably necessary in filing or prosecuting patent, Copyright and trademark applications in accordance with this Agreement, prosecuting or defending litigation in accordance with this Agreement, complying with applicable governmental regulations with respect to performance under this Agreement, filing Regulatory Filings, obtaining Regulatory Approval or fulfilling post-approval regulatory obligations for the Product, or otherwise required by Law; provided, however, that if a Party is required by Law or the rules of any securities exchange or automated quotation system to make any such disclosure of the other Party’s Confidential Information it shall, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, in the case of each of the foregoing, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) to advisors (including lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to by the Parties. For purposes of clarity, in each case ((i) through (iv)), Novartis shall ensure that manufacturing technology related Confidential Information is not shared with any of its or its Affiliates’ personnel (whether employees, consultants, Third Party contractors or otherwise and whether or not located within the United States): (i) [***]; and (ii) [***].
10.3Use of Confidential Information and Data with Distracting Programs. Each Party acknowledges the value of Confidential Information and other data provided by the other Party hereunder and agrees that it shall not utilize any such information to benefit its programs or products other than the Product or, in the case of Amgen, subject to the Global Agreement, Franchise Product 2 and Franchise Product 3.
10.4Terms and Conditions Confidential. Neither Party shall disclose the terms and conditions of this Agreement except as may be required by Law. Notwithstanding the foregoing, with respect to complying with the disclosure requirements of any Governmental Authority in connection with any required filing of this Agreement, the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any public disclosure of the Agreement, and in any event each Party shall seek reasonable confidential treatment for any public disclosure by any such Governmental Authority. Each Party shall have the right to issue press releases in regard to this Agreement or the Product with the prior written agreement of the other Party or as required to comply with any Law or by the rules of any stock exchange or automated quotation system (in the case of such required disclosure, by providing [***] Business Days’ notice to the other Party and reasonably considering comments provided by such other Party within [***] Business Days after such notice, or such shorter notice and comment time periods as the disclosing Party may reasonably require). Notwithstanding the foregoing, Amgen may issue one or more public announcements to the health care community providing certain details of the transition of Commercialization activities and Medical Affairs Activities to Amgen as contemplated by this Agreement in the general form attached hereto as Schedule 3; thereafter, Novartis and Amgen may each disclose to Third Parties the information contained in such announcement without the need for further approval by the other Party. This Agreement supersedes the Confidential Disclosure Agreement between Amgen and Novartis or its Affiliates dated [***], including any written requests thereunder, (the “Prior Agreement”) with respect to information disclosed thereunder relating to the Product and the research and Development related thereto. All confidential information exchanged between the Parties under the Prior Agreement shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Agreement.
10.5Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (i) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (ii) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (iv) intend that after the Original Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.
11.Representations, Warranties and Covenants
11.1Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as follows:
11.1.1As of the Restated Effective Date, it is duly organized and validly existing under the Laws of its jurisdiction of incorporation and it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement;
11.1.2As of the Restated Effective Date, this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms; the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, by which it is bound, nor to its knowledge as of the Restated Effective Date violate any Law; and the person or persons executing this Agreement on such Party’s behalf have been duly authorized to do so by all requisite corporate action;
11.1.3To its knowledge, as of the Restated Effective Date no government authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, under Law, is or shall be necessary for, or in connection with, the entering into of this Agreement or the transaction contemplated by this Agreement, or (except for FDA or other Regulatory Approvals, licenses, clearances and the like necessary for the research, Development, conduct of Medical Affairs Activities with respect to, Manufacture, sales or marketing of pharmaceutical products and except for any required filing with the U.S. Securities and Exchange Commission) for the performance by it of its obligations under this Agreement;
11.1.4As of the Restated Effective Date, it has not been debarred or excluded or the subject of debarment or exclusion proceedings by any Governmental Authority;
11.1.5To its knowledge, as of the Restated Effective Date, it and its Affiliates have not committed any Material Anti-Corruption Law Violation, other than, in the case of Novartis, the activities identified in the Settlement Agreement entered into between Novartis and the Office of the Inspector General of the United States Health and Human Services in the United States Department of Justice in September 2010 and the Settlement Agreement entered into between Novartis and the Office of the Inspector General of the United States Health and Human Services in the United States Department of Justice in November 2015 and, in the case of Amgen, the mis-promotion activities preceding the Corporate Integrity Agreement, entered into between Amgen and the Office of the Inspector General of the United States Health and Human Services in the United States Department of Justice in December 2012; and
11.1.6As of the Restated Effective Date, it has not knowingly used in connection with the conduct of Medical Affairs Activities, Manufacture or Commercialization to take place pursuant to this Agreement any employee, consultant or investigator that has been debarred, excluded or disqualified or the subject of debarment, exclusion or disqualification proceedings by any Governmental Authority.
11.2Novartis Representations and Warranties. Novartis hereby represents that, as of the Original Effective Date:
11.2.1Novartis has the right to grant the rights granted to Amgen under this Agreement, and no rights granted to Amgen pursuant to this Agreement are in violation of any agreement between Novartis or any of its Affiliates and any Third Party;
11.2.2As of the Original Effective Date, it has sufficient legal and/or beneficial title and ownership under the Novartis Technology and Novartis Housemarks to grant the licenses to the other Party as purported to be granted pursuant to this Agreement; and
11.2.3Novartis is part of the Novartis AG group of companies (“Novartis Group”), Novartis AG owns, directly or indirectly, all of the shares and ownership interests in Novartis, and Novartis [***].
11.3Amgen Representations and Warranties. Amgen hereby represents that, as of the Original Effective Date:

11.3.1Amgen has the right to grant the rights granted to Novartis under this Agreement, and no rights granted to Novartis pursuant to this Agreement are in violation of any agreement between Amgen or any of its Affiliates and any Third Party;
11.3.2Amgen has sufficient legal and/or beneficial title and ownership under the Amgen Technology, Amgen Product Trademarks and Amgen Housemarks to grant the licenses to the other Party as purported to be granted pursuant to this Agreement;
11.3.3Amgen Controls the Amgen Patents listed on the Amgen Patents Schedule, free of any Liens. The Amgen Patents in the United States listed on the Amgen Patents Schedule constitute a true and complete list of all Patents Controlled by Amgen in the United States specific to the Product in the United States.
11.3.4Amgen has not received any written notice from any Third Party asserting or alleging that the Manufacture, use or sale of the Product in or for the United States infringes rights of such Third Party;
11.3.5Amgen has not received any written notice of any opposition or challenge against any Amgen Patent in the United States;
11.3.6All data and information relating to the Product filed by Amgen with the FDA are true and accurate in all material respects;
11.3.7Amgen has filed with the FDA all [***] relating to the Product in Amgen’s possession that are required to be filed, and has made available to Novartis, all such [***]; and
11.3.8Amgen has not received any written notice that any Governmental Authority has commenced any investigation or any action to withdraw any Regulatory Filing with respect to the Manufacture, conduct of Medical Affairs Activities with respect to or Commercialization of the Product in the United States, [***].
11.4Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE 11 (REPRESENTATIONS, WARRANTIES AND COVENANTS) OR ARTICLE 12 (REPRESENTATIONS, WARRANTIES AND COVENANTS) OF THE GLOBAL AGREEMENT, NOVARTIS AND AMGEN EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE US COLLABORATION, THE PRODUCT, THE AMGEN TECHNOLOGY, AMGEN PRODUCT TRADEMARKS, AMGEN HOUSEMARKS, NOVARTIS TECHNOLOGY, NOVARTIS HOUSEMARKS, THIS AGREEMENT, OR ANY OTHER SUBJECT MATTER RELATING TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. Except as set forth in this Article 11 (Representations, Warranties and Covenants) or Article 12 (Representations, Warranties and Covenants) of the Global Agreement, all licenses by Novartis to Amgen under the Novartis Technology and Novartis Housemarks shall be granted “as-is” and all licenses by Amgen to Novartis under the Amgen Technology, Amgen Product Trademarks and Amgen Housemarks shall be granted “as-is”.
11.5Mutual Covenants. Each of the Parties hereby covenants to the other Party as follows:

11.5.1It shall not knowingly use in connection with the conduct of Medical Affairs Activities, Manufacture or Commercialization to take place pursuant to this Agreement any employee, consultant or investigator that has been debarred, excluded, disqualified or the subject of debarment, exclusion or disqualification proceedings by any Governmental Authority;
11.5.2Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors acting for or on behalf of such Party in connection with the subject matter of this Agreement (together with the Party, the “Party Representatives”) that in connection with the conduct of Medical Affairs Activities, Manufacture or Commercialization to take place pursuant to this Agreement:
11.5.2.1Each Party’s respective Party Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize such payment, offer or promise of, any money or anything else of value, to any Person or Government Official for the purpose of influencing the acts of such Person or Government Official to induce them to use their influence with any Governmental Authority, or obtaining or retaining business or any improper advantage in connection with this Agreement, or that would otherwise violate any Anti-Corruption Laws.
11.5.2.2Each Party’s Party Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.
11.5.2.3Each Party, on behalf of itself and its other Party Representatives, represents and warrants to the other Party that for the Term of this Agreement and [***] years thereafter each Party shall maintain complete and accurate books, accounts, invoices and reasonably detailed records related to this Agreement or any work conducted for or on behalf of Amgen under this Agreement including all records required to establish compliance with Sections 11.5.2.1 and 11.5.2.2 above.
11.5.2.4Each Party shall promptly provide the other Party with written notice of the following events:
(i)    Upon becoming aware of any breach or violation by a Party or its Party Representative of any representation, warranty or undertaking set forth in Sections 11.5.2.1 and 11.5.2.2.
(ii)    Upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Party Representatives connected with this Agreement that any of them is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation.
11.5.3If either Party requests that the other Party complete a compliance certification certifying compliance with Section 11.5.2.1, which request shall occur no more than once per Calendar Year, such other Party shall promptly complete and deliver such compliance certification truthfully and accurately;
11.5.4If either Party requests, in connection with a CIA, that the other Party complete a compliance certification certifying adherence to and compliance with such other Party’s code of conduct and compliance program with respect to such other Party’s activities under this Agreement, which request shall occur no more than once per Calendar Year, such other Party shall cooperate with the first Party to promptly complete and deliver such compliance certification truthfully and accurately, and should there be reasonable additional requests of such other Party as a result of a CIA of the requesting Party, such other Party shall comply with such requests;
11.5.5It shall carry out its activities hereunder in compliance with Law (including relevant Laws relating to economic sanctions, bribery and data protection and privacy, and including the Prescription Drug Marketing Act of 1987 (PDMA), the Federal Drug and Cosmetic Act, the Medicare/Medicaid anti-kickback statute, and the Health Insurance Portability and Accountability Act (HIPAA)) and shall use commercially reasonable efforts to comply in all material respects with the International Federation of Pharmaceutical Manufacturers & Associations (IFPMA) Code of Practice (and implementing regional or national codes thereof) or similar applicable code and the PhRMA Code on Interactions with Healthcare Professionals, the Accreditation Council for Continuing Medical Education (ACCME) requirements for continuing medical education, and the American Medical Association (AMA) Ethical Guidelines on Gifts to Physicians from Industry, as the same may be amended from time to time, and each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the Detailing and Commercialization of the Product submitted to or received from the PhRMA, the ACCME or the AMA relating to the foregoing;
11.5.6If sampling is directed or contemplated in the US Brand Plan, each Party shall conform its practices and procedures relating to Product sampling in the United States to sampling practices and procedures it follows with respect to its other similar prescription products, which practices and procedures shall be in compliance with the Prescription Drug Marketing Act of 1987 (PDMA), as may be amended from time to time, and each Party shall promptly provide the other Party with any correspondence or other reports submitted to or received from the FDA related to Product sampling;
11.5.7Each Party shall not grant any right to any Third Party that conflicts with the rights granted to the other Party hereunder; and
11.5.8[***]
11.6Novartis Covenants.
1.1.1Novartis shall [***]
11.6.2[***]

12.Limitations of Liability; Insurance
12.1Limitations of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), EVEN IF SUCH PARTY WAS ADVISED OR OTHERWISE

AWARE OF THE LIKELIHOOD OF SUCH DAMAGES. The limitations set forth in this Section 12.1 (Limitations of Liability) shall not apply with respect to (i) either Party’s indemnification obligations under Article 13 (Indemnification); (ii) Section 10.1 (Confidentiality; Exceptions) or Section 10.2 (Authorized Disclosure); (iii) Section 12.2 (Insurance) or (iv) the gross negligence or willful misconduct of a Party.
12.2Insurance. During the Term and for [***] years thereafter each Party shall obtain and maintain comprehensive general liability insurance covering its obligations and activities hereunder, including products liability insurance and coverage for clinical trials, with reputable and financially secure insurance carriers in a form and at levels as customary for a company of its size in the pharmaceutical industry (or reasonable self-insurance sufficient to provide materially the same level and type of protection). The foregoing requirement may be satisfied by a program of self-insurance.
13.Indemnification
13.1Sharing of Liability Expenses. Except where caused by the gross negligence or willful misconduct of a Party seeking reimbursement, the Parties shall share equally (50%/50%) all losses, damages, liabilities, settlements, penalties, fines and Costs (including, without limitation, reasonable attorneys’ fees and expenses) (“Shared Liability Losses”) arising out of or caused by the conduct of Medical Affairs Activities with respect to or Manufacture or Commercialization of the Product under this Agreement, including product liability claims and Costs associated with any Recalls and returns of the Product in the Field in the United States, other than to the extent the responsibility for any such loss, damage, liability, settlement, penalty, fine or Cost (“Liability”) is covered by the indemnification provisions of Sections 13.2 (Indemnification by Novartis) or 13.3 (Indemnification by Amgen) and except in the case that Amgen reasonably requests Novartis or its Affiliates or licensees to take prompt mitigating actions (including conducting a Recall) with respect to Product delivered that failed to be Manufactured in compliance with cGMP or to meet the applicable specifications at time of delivery, in which case (i) Amgen shall be responsible for the Costs related to such mitigating actions and (ii) Novartis shall be responsible for Liabilities with respect to Product for which Novartis or its Affiliates or licensees declines to take such requested actions.
13.2Indemnification by Novartis. Subject to the remainder of this Article 13 (Indemnification), Novartis shall defend, indemnify, and hold harmless Amgen, its Affiliates, and their respective directors, officers, employees and agents (solely to the extent acting within their agency) (collectively, “Amgen Indemnitees”), at Novartis’ cost and expense, from and against any and all liabilities, losses, costs, damages, fees or expenses (collectively, “Losses”) (including reasonable legal expenses and attorneys’ fees incurred by any Amgen Indemnitees until such time as Novartis has acknowledged and assumed its indemnification obligation hereunder with respect to a claim) arising out of any claim, action, lawsuit, or other proceeding (collectively, “Claims”) brought against any Amgen Indemnitee by a Third Party to the extent such Losses result from (i) the gross negligence or willful misconduct of Novartis, its Affiliates or agents in performing under this Agreement; or (ii) a breach by Novartis of this Agreement, including any failure of Novartis’ representations or warranties in Section 11.1 (Mutual Representations and Warranties) or Section 11.2 (Novartis Representations and Warranties) to be true; in each case excluding such Losses to the extent they arise from the gross negligence or willful misconduct of Amgen or any Amgen Indemnified Party, or by the breach of this Agreement by Amgen.
13.3Indemnification by Amgen. Subject to the remainder of this Article 13 (Indemnification), Amgen shall defend, indemnify, and hold harmless Novartis, its Affiliates, and their respective directors, officers, employees and agents (solely to the extent acting within their agency) (collectively, “Novartis Indemnitees”), at Amgen’s cost and expense, from and against any and all Losses (including reasonable legal expenses and attorneys’ fees incurred by any Novartis Indemnitees until such time as Amgen has acknowledged and assumed its indemnification obligation hereunder with respect to the applicable Claim) arising out of any Claim brought against any Novartis Indemnitee by a Third Party to the extent such Losses result from (i) the gross negligence or willful misconduct of Amgen, its Affiliates or agents in performing under this Agreement; (ii) a breach by Amgen of this Agreement, including any failure of Amgen’s representations or warranties in Section 11.1 (Mutual Representations and Warranties) or Section 11.3 (Amgen Representations and Warranties) to be true; or (iii) the death or injury of a person caused by the failure of Product manufactured by Amgen, its Affiliates or its licensees (other than Novartis, its Affiliates or its licensees) to be Manufactured in compliance with cGMP or to meet the applicable specification at time of delivery; in each case excluding such Losses to the extent they arise from the gross negligence or willful misconduct of Novartis or any Novartis Indemnified Party, or by the breach of this Agreement by Novartis.
13.4Claim for Indemnification. Whenever any Claim or Loss shall arise for which a Novartis Indemnitee or an Amgen Indemnitee (the “Indemnified Party”) may seek indemnification under this Article 13 (Indemnification), the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) of the Claim or Loss and, when known, the facts constituting the basis for the Claim; provided, however, that the failure by an Indemnified Party to give such notice or to otherwise meet its obligations under this Section 13.4 (Claim for Indemnification) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. Except as set forth below in this Section, the Indemnifying Party shall have exclusive control of the defense and settlement of all Claims for which it is responsible for indemnification and shall promptly assume defense thereof at its own expense The Indemnifying Party shall act diligently and in good faith with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to the Indemnified Party and shall cause such defense to be conducted by counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall not settle or compromise such Claim for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, unless the Indemnifying Party is in breach of its obligation to defend hereunder. In no event shall the Indemnifying Party settle any Claim without the prior written consent of the other Party if such settlement does not include a complete release from liability on such Claim or if such settlement would involve undertaking an obligation other than the payment of money, would bind or impair the other Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of the other Party is invalid or unenforceable. The Indemnified Party shall reasonably cooperate with the Indemnifying Party at the Indemnifying Party’s expense and shall make available to the Indemnifying Party reasonably requested information under the control of the Indemnified Party, which information shall be subject to Article 10 (Confidentiality). The

Indemnified Party shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification. Notwithstanding the foregoing, the Indemnified Party will have the right to employ separate counsel at the Indemnifying Party’s expense and to control its own defense of the applicable Claim if: (i) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and Indemnifying Party that would make such separate representation advisable; provided that in no event will the Indemnifying Party be required to pay fees and expenses under this sentence for more than one (1) firm of attorneys in any jurisdiction in any one (1) legal action or group of related legal actions. In such event, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.
14.Term and Termination
14.1Term. This Agreement shall come into effect as of the Original Effective Date and, unless otherwise terminated pursuant to the provisions of Article 14 (Term and Termination), shall remain in effect during the Term.
14.2Termination. This Agreement may be terminated as follows:
14.2.1Termination for Breach. If either Party believes that the other Party is in material breach of this Agreement, then such Party may deliver notice of such material breach (specifying the nature of the breach in reasonable detail) to the other Party. If the breaching Party (or its Affiliate) fails to cure such material breach within [***] days after the receipt of such notice (or [***] days with respect to any failure to pay amounts due hereunder), then the other Party shall be permitted to terminate this Agreement by written notice given within [***] days after the end of such cure period and effective upon delivery; provided, however, if the breaching Party notifies the other Party within such [***] day period that it disagrees in good faith with such asserted basis for termination, this Agreement shall not terminate unless and until the matter has been finally resolved in accordance with Section 15.3 (Governing Law; Jurisdiction); provided further that if such dispute relates to payment, the cure period will only apply with respect to payment of disputed amounts, and not with respect to undisputed amounts.
14.2.2Termination for Insolvency. A Party shall have the right to terminate this Agreement, upon written notice thereof to the other Party, if the other Party suffers an Insolvency Event.
14.2.3Termination for Challenge. Amgen shall have the right to terminate this Agreement should Novartis, its Affiliate or its or their licensee under the Amgen Patents or Amgen Product Trademarks bring or join any challenge to the validity or enforceability of any Amgen Patent or Amgen Product Trademark and Novartis, its Affiliate or its or their licensee has not withdrawn from such challenge within [***] days following receipt of a written notice from Amgen to withdraw.
14.2.4Termination for Convenience. Novartis shall have the right to terminate this Agreement from and after [***] upon [***] prior written notice to Amgen. For clarity, Novartis may provide written notice of termination to Amgen at any time from or after [***], such that this Agreement may be terminated by Novartis effective any time from or after [***].
14.2.5Termination for [***]. Novartis shall have the right to [***] terminate this Agreement upon written notice to Amgen [***].
14.2.6Termination for [***]. Novartis shall have the right to [***] terminate this Agreement upon written notice to Amgen [***].
14.2.7Termination [***]. Amgen shall have the right to terminate this Agreement upon [***] days’ prior written notice to Novartis pursuant to [***] of the [***].

14.3Effect of Termination. Termination of this Agreement shall have the following effects with regard to the Product:
14.3.1General. In the event of any termination of this Agreement, unless otherwise expressly provided, any liabilities previously accrued (including the obligation of Amgen to pay royalties pursuant to Section 8.3 (Royalty Payments and Royalty Reduction for Biosimilar Competition)) with respect to sales of the Product made prior to the effective date of such termination shall survive. In addition, in the event of termination of this Agreement, each Party shall return to the other Party or destroy (and certify such destruction to such other Party) all Confidential Information of the other Party (provided that each Party shall be entitled to retain one (1) copy for archival and compliance purposes, and as required by applicable Law or regulatory requirement).
14.3.2Termination Effects. In the event of any termination of this Agreement, (i) Novartis shall use reasonable efforts to, to the extent permitted by Law and requested by Amgen, assign any contracts solely to the extent related to the Product in the United States to Amgen or its designee (including by requesting and using good faith efforts to obtain any required consents, provided that Novartis shall be under no obligation to make any payments or incur any liabilities in order to obtain such consent); (ii) ; (ii) the Parties shall cooperate to promptly transition sole responsibility for the prosecution, maintenance and enforcement in the United States of United States Patents and Trademarks and United States Novartis Patents specific to the Product to Amgen; (iii) all sublicenses granted by Novartis shall terminate; (iv) Amgen shall have the right to control all Recalls of the Product in the United States, and in each case Novartis shall provide any reasonable assistance requested by Amgen in connection therewith; (v) Section 3.2 (Novartis Technology) (solely to the extent such intellectual property has been or is incorporated into or used in the Development, Manufacture, Medical Affairs Activities, regulatory activities or Commercialization of the Product as of the date of termination) shall survive [***]; and (vi) the Parties shall cooperate to promptly transfer ownership of all Domain Names and Domain Name registrations (including in each case with respect to nonproprietary names for the Product) related to the Product held by Novartis to Amgen, save as to any Domain Names and Domain Name registrations that contain any Novartis Housemarks; provided that [***] shall bear any expenses incurred in connection with any such transfer except that, in the event of termination by Amgen pursuant to Section [***] or by Novartis pursuant to Section [***], [***] shall bear such expenses.

14.3.3Additional Termination Effects. In addition to the effects of termination set forth in Section 14.3.2 (Termination Effects), the following will apply:
14.3.3.1in the event of termination of this Agreement by Novartis pursuant to Section [***], Amgen shall pay to Novartis, commencing on the effective date of termination (the “Termination Date”) and continuing [***], a royalty on annual Net Sales of the Product in the United States for each Calendar Year (or portion thereof) at the following rates: (a) [***] percent ([***]%) if the Termination Date occurs [***], (b) [***] percent ([***]%) if the Termination Date occurs [***], (c) [***] percent ([***]%) if the Termination Date occurs on or after [***].
14.3.3.2in the event of termination of this Agreement by Novartis pursuant to Section [***]commencing on the Termination Date and continuing until [***], Amgen shall pay to Novartis a royalty on annual Net Sales of the Product in the United States for each Calendar Year (or portion thereof) at the following rates: (i) [***] percent ([***]%) if the Termination Date occurs [***], (ii) [***] percent ([***]%) if the Termination Date occurs [***] and (iii) [***] percent ([***]%) if the Termination Date occurs [***].
14.3.3.3in the event of any termination of this Agreement, other than a termination by Novartis pursuant to Section [***], [***].
14.4Additional Surviving Provisions. In addition and without prejudice to the provisions of Section 14.3 (Effect of Termination) and the provisions that are expressly stated to survive termination, in the event of any termination of this Agreement the following provisions shall survive: Article 1 (Definitions) (to the extent defined terms are contained in the following surviving Articles and Sections), Article 10 (Confidentiality); Articles 12 (Limitations of Liability; Insurance); 13 (Indemnification); 14 (Term and Termination) and 15 (Miscellaneous); Section 5.6 (Detailing Reports and Audit Rights) (with respect to Details made prior to such termination), Sections 8.1 (Upfront Payment) and 8.2.1 [***]; Sections 8.3 (Royalty Payments and Royalty Reduction for Biosimilar Competition) through 8.5 (No Wrongful Reductions) (inclusive) (with respect to sales made prior to such termination); Section 8.6 (Cost Allocation) (with respect to Program Costs and Development Costs reasonably incurred prior to such termination and for Recoveries with respect to periods prior to termination); Sections 8.8 (Payment Method) through 8.14 (Appropriate Measure of Value); 9.1.1 (Ownership of Technology); and 11.4 (Disclaimer of Warranties).
15.Miscellaneous
15.1Affiliates. Each Party shall have the right to exercise its rights and perform its obligations hereunder through its Affiliates (including by licensing rights hereunder where such rights are held in the name of any such Affiliate), provided, that such Party shall be responsible for its Affiliates’ performance hereunder.
15.2Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred (whether by operation of Law, general succession or otherwise) by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement and its rights and obligations hereunder without prior written consent to any Affiliate or, with prior notice, in connection with the transfer or sale to a Third Party of all or substantially all of the business of, in the case of Amgen,

Amgen, and in the case of Novartis, [***]. Any assignment not in accordance with this Agreement shall be void ab initio. Subject to the foregoing, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.
15.3Governing Law; Jurisdiction. This Agreement shall be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions, except as to any issue which depends upon the validity, scope or enforceability of any Patent, which issue will be determined in accordance with the laws of the country in which such patent was issued. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Agreement will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
15.4Construction. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is used in the inclusive sense (and/or). The word “will” shall be construed to have the same meaning and effect as the word “shall”. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction shall be applied in the interpretation hereof. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ii) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended; (iii) any reference herein to any person shall be construed to include the person’s permitted successors and assigns; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (v) all references herein to Articles, Sections, Schedules or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, Schedules or Exhibits of this Agreement. This Agreement has been executed in English, and the English version of this Agreement shall control.

15.5Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Agreement may be exchanged by facsimile or other electronic means without affecting the validity thereof.
15.6Entire Agreement. This Agreement, including the attached Appendices, Schedules and Exhibits and the Safety Agreement and together with the Global Agreement, constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior negotiations, representations, agreements and understandings regarding the same.
15.7Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, floods, earthquakes, labor strikes, acts of war, terrorism or civil unrest (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party in writing (and continues to provide monthly status updates to the other Party for the duration of the effect); and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with reasonable dispatch whenever such causes are removed.
15.8Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.
15.9Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.
15.10No Set-Off. Except as expressly set forth in this Agreement, no Party shall have the right to deduct from amounts otherwise payable hereunder any amounts payable to such Party (or its Affiliates) from the other Party (or its Affiliates).
15.11Notices. Any notice required or permitted to be given by this Agreement shall be in writing, in English, and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by registered or certified mail addressed as set forth below unless changed by notice so given:
If to Amgen:    Amgen Inc.
One Amgen Center Drive
Thousand Oaks, California 91320-1799
Attention: [***]
Facsimile: [***]

If to Novartis:    Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel
Switzerland
Attention: [***]
Facsimile: [***]

With a copy to:
Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel
Switzerland
Attention: [***]
Facsimile: [***]
Any such notice shall be deemed given on the date delivered. A Party may add, delete (so long as at least one person is remaining), or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 15.11 (Notices).
15.12Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute Novartis and Amgen as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.
15.13Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall negotiate in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
15.14Third Party Beneficiaries. Except as expressly provided with respect to Amgen Indemnitees or Novartis Indemnities in Article 13 (Indemnification), there are no third party beneficiaries intended hereunder and no Third Party shall have any right or obligation hereunder.
15.15Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any other occasion. No waiver, modification, release or amendment of any right or obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

*********
(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Collaboration Agreement as of the Restated Effective Date.

NOVARTIS PHARMA AG	AMGEN INC.
By: /s/ Maximiliano Bricchi	By:	/s/ Murdo Gordon
Name: Maximiliano Bricchi	Name:	Murdo Gordon
Title: Worldwide Head of Neuroscience Franchise	Title:	EVP Global Commercial Ops

NOVARTIS PHARMA AG
By: /s/ Gregor Von Arx
Name: Gregor Von Arx
Title: Global Head Legal Neuroscience Franchise

        [Signature Page to Amended and Restated Collaboration Agreement]

List of Exhibits and Schedules Omitted from the Amended and Restated Collaboration Agreement
Referenced in Exhibit 10.39 Above
Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Amended and Restated Collaboration Agreement referenced in Exhibit 10.39 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Schedules
Schedule 1    Amgen Patents
Schedule 2    Cap Calculation
Schedule 3    Amgen HCP Communication
Schedule 4    Specified Patent
Schedule 5    Transition Services Agreement
Schedule 6    Calculation of Sales Force Costs
Schedule 7    FTE Rates